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                        CORPORATE OFFICE PROPERTIES, L.P.

            SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT











THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO A REGISTRATION OR EXEMPTION THEREFROM.


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                                TABLE OF CONTENTS

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ARTICLE I - - INTERPRETIVE PROVISIONS............................................................................1
         SECTION 1.1           Certain Definitions...............................................................1
         SECTION 1.2           Rules of Construction............................................................13

ARTICLE II - CONTINUATION.......................................................................................14
         SECTION 2.1           Continuation.....................................................................14
         SECTION 2.2           Name.............................................................................14
         SECTION 2.3           Place of Business; Registered Office; Registered Agent...........................14

ARTICLE III - BUSINESS PURPOSE..................................................................................14
         SECTION 3.1           Business.........................................................................14
         SECTION 3.2           Authorized Activities............................................................15

ARTICLE IV - CAPITAL CONTRIBUTION...............................................................................15
         SECTION 4.1           Capital Contributions............................................................15
         SECTION 4.2           Additional Partnership Interests.................................................15
         SECTION 4.3           No Third Party Beneficiaries.....................................................16
         SECTION 4.4           Capital Accounts.................................................................17
         SECTION 4.5           Return of Capital Account; Interest..............................................18
         SECTION 4.6           Preemptive Rights................................................................19

ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS.......................................................................19
         SECTION 5.1           Limited Liability................................................................19
         SECTION 5.2           Profits, Losses and Distributive Shares..........................................19
         SECTION 5.3           Distributions....................................................................25
         SECTION 5.4           Distributions upon Liquidation...................................................26
         SECTION 5.5           Amounts Withheld.................................................................26
         SECTION 5.6           Restricted Distributions.........................................................26
         SECTION 5.7           Preferred Limited Partner Priority...............................................26

ARTICLE VI - PARTNERSHIP MANAGEMENT.............................................................................27
         SECTION 6.1           Management and Control of Partnership Business...................................27
         SECTION 6.2           No Management by Limited Partners; Limitation of Liability.......................27
         SECTION 6.3           Limitations on Partners..........................................................28
         SECTION 6.4           Business with Affiliates.........................................................28
         SECTION 6.5           Compensation; Reimbursement of Expenses..........................................29
         SECTION 6.6           Liability for Acts and Omissions.................................................29
         SECTION 6.7           Indemnification..................................................................30

ARTICLE VII - ADMINISTRATIVE, FINANCIAL AND TAX MATTERS.........................................................30
         SECTION 7.1           Books and Records................................................................30
         SECTION 7.2           Annual Audit and Accounting......................................................30

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         SECTION 7.3           Partnership Funds................................................................31
         SECTION 7.4           Reports and Notices..............................................................31
         SECTION 7.5           Tax Matters......................................................................31
         SECTION 7.6           Withholding......................................................................32

ARTICLE VIII - TRANSFER OF PARTNERSHIP INTERESTS;  ADMISSION OF PARTNERS........................................32
         SECTION 8.1           Transfer by General Partner......................................................32
         SECTION 8.2           Obligations of a Prior General Partner...........................................33
         SECTION 8.3           Successor General Partner........................................................33
         SECTION 8.4           Restrictions on Transfer and Withdrawal by Limited Partner.......................33
         SECTION 8.5           Substituted Limited Partner......................................................35
         SECTION 8.6           Timing and Effect of Transfers...................................................35
         SECTION 8.7           Additional Limited Partners......................................................35
         SECTION 8.8           Amendment of Agreement and Certificate...........................................36
         SECTION 8.9           Pledges..........................................................................36

ARTICLE IX - REDEMPTION AND CONVERSION..........................................................................36
         SECTION 9.1           Right of Redemption..............................................................36
         SECTION 9.2           Timing of Redemption.............................................................36
         SECTION 9.3           Redemption Price.................................................................37
         SECTION 9.4           Assumption of Redemption Obligation..............................................37
         SECTION 9.5           Further Assurances; Certain Representations......................................37
         SECTION 9.6           Effect of Redemption.............................................................37
         SECTION 9.7           Registration Rights..............................................................38
         SECTION 9.8           Conversion.......................................................................38
         SECTION 9.9           Redemption Restriction...........................................................39
         SECTION 9.10          Special Event....................................................................39

ARTICLE X - DISSOLUTION AND LIQUIDATION.........................................................................41
         SECTION 10.1          Term and Dissolution.............................................................41
         SECTION 10.2          Liquidation of Partnership Assets................................................41
         SECTION 10.3          Effect of Treasury Regulations...................................................43
         SECTION 10.4          Time for Winding-Up..............................................................44

ARTICLE XI - AMENDMENTS AND MEETINGS............................................................................44
         SECTION 11.1          Amendment Procedure..............................................................44
         SECTION 11.2          Meetings and Voting..............................................................45

ARTICLE XII - MISCELLANEOUS PROVISIONS..........................................................................45
         SECTION 12.1          Title to Property................................................................45
         SECTION 12.2          Other Activities of Limited Partners and Preferred Limited Partners..............46
         SECTION 12.3          Power of Attorney................................................................46
         SECTION 12.4          Notices..........................................................................47
         SECTION 12.5          Further Assurances...............................................................47
         SECTION 12.6          Titles and Captions..............................................................48

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         SECTION 12.7          Applicable Law...................................................................48
         SECTION 12.8          Binding Agreement................................................................48
         SECTION 12.9          Waiver of Partition..............................................................48
         SECTION 12.10         Counterparts and Effectiveness...................................................48
         SECTION 12.11         Survival of Representations......................................................48
         SECTION 12.12         Entire Agreement.................................................................48
         SECTION 12.13         Authorization and Consent........................................................48
         SECTION 12.14         Merger...........................................................................49

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EXHIBIT 1         Schedule of Partners

EXHIBIT 2         Form of Redemption or Conversion Notice

EXHIBIT 3         Amended and Restated Registration Rights Agreement


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                        CORPORATE OFFICE PROPERTIES, L.P.

            SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

              The undersigned, being the sole general partner and the initial Limited Partners of CORPORATE OFFICE PROPERTIES, L.P. (the "Partnership"), a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, do hereby enter into this Second Amended and Restated Partnership Agreement as of this ____ day of December, 1999.

                                R E C I T A L S:

         A. The Partnership was formed pursuant to a Certificate of Limited Partnership filed on October 10, 1997 with the Secretary of State of the State of Delaware under the name "FCO, L.P." following the execution of a Limited Partnership Agreement dated October 14, 1997 (the "Original Partnership Agreement") among the General Partner's predecessor and the Initial Limited Partners.

         B. The Partnership changed its name to Corporate Office Properties, L.P. as of January 1, 1998.

         C. The General Partner was reformed as a Maryland real estate investment trust on March 16, 1998.

         D. The General Partner, the Limited Partners and the Preferred Limited Partners amended and restated the Original Partnership Agreement on March 16, 1998 (the "First Amended and Restated Partnership Agreement").

         E. The General Partner, the Limited Partners and the Preferred Limited Partners desire to set forth the understandings and agreements, including certain rights and obligations, among the Partners (as hereinafter defined) with respect to the Partnership. This Agreement amends, restates and supersedes the First Amended and Restated Partnership Agreement in its entirety.


--------------------------------------------------------------------------------
                     ARTICLE I - - INTERPRETIVE PROVISIONS
--------------------------------------------------------------------------------

         SECTION 1.1 CERTAIN DEFINITIONS. The following terms have the definitions hereinafter indicated whenever used in this Agreement with initial capital letters:

         ACT: The Delaware Revised Uniform Limited Partnership Act, Sections 17-101 to 17-1111 of the Delaware Code, Title 6, as amended from time to time.

         ADDITIONAL LIMITED PARTNER/PREFERRED LIMITED PARTNER: A Person admitted to the Partnership as a Limited Partner or Preferred Limited Partner in accordance with Section 8.7

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hereof and who is shown as such on the books and records of the Partnership in such Person's capacity as a limited partner of the Partnership.

         ADJUSTED CAPITAL ACCOUNT: With respect to any Partner, such Partner's Capital Account maintained in accordance with Section 4.4 hereof, as of the end of the relevant Fiscal Year of the Partnership, after giving effect to the following adjustments:

              (A) Credit to such Capital Account such Partner's share of Partnership Minimum Gain determined in accordance with Treasury Regulations
Section 1.704-2(g)(1) and such Partner's share of Partner Minimum Gain determined in accordance with Treasury Regulations Section 1.7042(i)(5).

              (B) Debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii) and 1.704-2 and shall be interpreted consistently therewith.

         ADJUSTED CAPITAL ACCOUNT DEFICIT: With respect to any Partner, the deficit balance, if any, in that Partner's Adjusted Capital Account as of the end of the relevant Fiscal Year of the Partnership.

         AFFILIATE: With respect to any referenced Person, (i) a member of such Person's immediate family; (ii) any Person who directly or indirectly owns, controls or holds the power to vote ten percent (10%) or more of the outstanding voting interests or securities of the Person in question; (iii) any Person ten percent (10%) or more of whose outstanding interests or securities are directly or indirectly owned, controlled, or held with power to vote by the Person in question; (iv) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Person in question; (v) if the Person in question is a corporation, any executive officer or director of such Person or of any corporation directly or indirectly controlling such Person; and
(vi) if the Person in question is a partnership, any general partner of the partnership or any limited partner owning or controlling ten percent (10%) or more of either the capital or profits interest in such partnership. As used herein, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         AGREED VALUE: In the case of any (i) Contributed Property acquired pursuant to a Contribution Agreement, the value of such Contributed Property as set forth in or determined pursuant to such Contribution Agreement or, if no such value is set forth or determined for such Contributed Property, the portion of the consideration provided for under such Contribution Agreement allocable to such Contributed Property, as determined by the General Partner in its reasonable discretion, (ii) Contributed Property acquired other than pursuant to a Contribution Agreement, the fair market value of such property at the time of contribution, as determined by the General Partner using such method of valuation as it may adopt in its reasonable discretion

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and (iii) property distributed to a Partner by the Partnership, the
Partnership's Book Value of such property at the time such property is distributed without taking into account, in the case of each of (i), (ii) and
(iii), the amount of any related indebtedness assumed by the Partnership (or the Partner in the case of clause (iii)) or to which the Contributed Property is taken subject.

         AGREEMENT: This Second Amended and Restated Limited Partnership Agreement and all Exhibits attached hereto, as the same may be amended or restated and in effect from time to time which are hereby incorporated by reference and made a part of this Agreement.

         ASSIGNEE: Any Person to whom one or more Partnership Units or Preferred Units have been Transferred as permitted under this Agreement but who has not become a Substituted Limited Partner/Preferred Limited Partner in accordance with the provisions hereof.

         BANKRUPTCY: Either (i) a referenced Person's making an assignment for the benefit of creditors, (ii) the filing by a referenced Person of a voluntary petition in bankruptcy, (iii) a referenced Person's being adjudged insolvent or having entered against such referenced Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by a referenced Person of an answer seeking any reorganization, composition, readjustment, liquidation, dissolution, or similar relief under any law or regulation, (v) the filing by a referenced Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such referenced Person in any proceeding of reorganization, composition, readjustment, liquidation, dissolution, or for similar relief under any statute, law or regulation or (vi) a referenced Person's seeking, consenting to, or acquiescing in the appointment of a trustee, receiver or liquidator for all or substantially all of such referenced Person's property (or court appointment of such trustee, receiver or liquidator). The foregoing is intended to supersede the events listed in Section 17-402(a)(4) and (5) of the Act.

         BOOK-TAX DISPARITY: With respect to any item of Contributed Property, or property the Book Value of which has been adjusted in accordance with Section 4.4(D), as of the date of determination, the difference between the Book Value of such property and the adjusted basis of such property for federal income tax purposes.

         BOOK VALUE: With respect to any Contributed Property, the Agreed Value of such property reduced (but not below zero) by all Depreciation with respect to such property properly charged to the Partners' Capital Accounts and with respect to any other asset, the asset's adjusted basis for federal income tax purposes; PROVIDED, HOWEVER, (a) the Book Value of all Partnership Assets shall be adjusted in the event of a revaluation of Partnership Assets in accordance with Section 4.4(D) hereof, (b) the Book Value of any Partnership Asset distributed to any Partner shall be the fair market value of such asset on the date of distribution as determined by the General Partner and (c) such Book Value shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

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         CAPITAL ACCOUNT: The account maintained by the Partnership for each
Partner described in Section 4.4 hereof.

         CAPITAL CONTRIBUTION: The total amount of cash or cash equivalents and the Agreed Value (reduced to take into account the amount of any related indebtedness assumed by the Partnership, or to which the Contributed Property is subject) of Contributed Property which a Partner contributes or is deemed to contribute to the Partnership pursuant to the terms of this Agreement.

         CASH PAYMENT: The payment to a Redeeming Party of a cash amount determined by multiplying (i) the number of Partnership Units tendered for redemption by such Redeeming Party pursuant to a validly proffered Redemption Notice by (ii) the Unit Value with respect to such Partnership Units.

         CERTIFICATE: The Partnership's Certificate of Limited Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time.

         CODE: The Internal Revenue Code of 1986, as amended from time to time.

         CONSENT: Either the written consent of a Person or the affirmative vote of such Person at a meeting duly called and held pursuant to this Agreement, as the case may be, to do the act or thing for which the consent or vote is required or solicited, or the act of granting such consent or vote, as the context may require.

         CONSTELLATION AGREEMENTS: Those certain agreements, dated May 14, 1998, by and among the General Partner, the Partnership and the Constellation Real Estate Group, Inc., and certain partnerships and other entities, pursuant to which certain real property, partnership and membership interests in certain entities which hold real property or mortgages secured by real property, and certain other assets were contributed to the General Partner in exchange for REIT Shares.

         CONSTELLATION ASSETS: Properties contributed to the General Partner in exchange for REIT Shares, pursuant to the Constellation Agreements.

         CONTRIBUTED PROPERTY: Each property or other asset (excluding cash and cash equivalents) contributed or deemed contributed to the Partnership (whether as a result of a Code Section 708 termination or otherwise). For the avoidance of doubt, the properties and assets held by the partnership constituting the Contributed Interests (as defined in the Formation Agreement) shall constitute Contributed Properties to the extent the Contributed Interests are acquired by the Partnership.

         CONTRIBUTION AGREEMENTS: Those certain agreements among one or more Persons and the Partnership pursuant to which, INTER ALIA, such Persons directly or indirectly contributed property to the Partnership in exchange for Partnership Units or Preferred Units or are to contribute property to the Partnership in exchange for Partnership Units or Preferred Units including, without limitation, the Formation Agreement.

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         CONVERSION COMMENCEMENT DATE: The date when Preferred Units which are convertible into Partnership Units first become convertible.

         CONVERSION FACTOR: The number of Partnership Units issuable upon the conversion of each Preferred Unit of a class or series which are convertible into Partnership Units.

         CONVERSION NOTICE: A Notice to the General Partner by a converting Preferred Limited Partner, substantially in the form attached as EXHIBIT 2, pursuant to which such Preferred Limited Partner requests the conversion of Preferred Units in accordance with Section 9.8 hereof.

         COPT: Corporate Office Properties Trust, a Maryland real estate investment trust.

         DEPRECIATION: For each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis; PROVIDED, HOWEVER, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method approved by the General Partner.

         DISTRIBUTABLE CASH: With respect to any period, and without duplication:

              (i) all cash receipts of the Partnership during such period from all sources;

              (ii) LESS all cash disbursements of the Partnership during such period, including, without limitation, disbursements for operating expenses, taxes, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Partnership Interests and capital expenditures;

              (iii) LESS amounts added to reserves in the reasonable discretion of the General Partner;

              (iv) PLUS amounts withdrawn from reserves in the reasonable discretion of the General Partner.

         DISTRIBUTION PERIOD: With respect to any series of Preferred Units issued to the General Partner pursuant to Section 4.2(B) of this Agreement, the Distribution Period shall correspond to the distribution period of the related issuance of securities by the General Partner as provided in Section 4.2(B) of this Agreement. With respect to Preferred Units issued by the

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Partnership to Persons other than the General Partner, the Distribution Period shall be set forth on the Addendum to EXHIBIT 1 hereto or otherwise set forth in an amendment to this Agreement.

         DISTRIBUTION PERIOD COMMENCEMENT DATE: The date which begins any Distribution Period.

         ERISA: The Employee Retirement Income Security Act of 1976, as amended from time to time.

         FISCAL YEAR: The calendar year or such other twelve (12) month period designated by the General Partner.

         FORMATION AGREEMENT: The Formation/Contribution Agreement dated as of September 7, 1997 by and among Royale, H/SIC Corporation, Strategic Facility Investors, Inc., South Brunswick Investment Company, LLC, Comcourt Investment Corporation, Gateway Shannon Development Corporation, Crown Advisors, Inc., Vernon R. Beck and John Parsinen, as the same has heretofore been and hereafter may at any time be amended, modified and supplemented and in effect.

         GENERAL PARTNER: COPT, and its respective successor(s) who or which become Successor General Partner(s) in accordance with the terms of this Agreement, in its capacity as general partner of the Partnership.

         GENERAL PARTNER INTEREST: A Partnership Interest held by the General Partner that is a general partner interest. A General Partner Interest may be expressed as a number of Partnership Units.

         INITIAL LIMITED PARTNERS: Those Persons initially admitted to the Partnership as Limited Partners in connection with the contribution of property to the Partnership in accordance with the Formation Agreement and the other Contribution Agreements.

         INVOLUNTARY WITHDRAWAL: As to any (i) individual shall mean such individual's death, incapacity or final, unappealable adjudication of incompetence, (ii) corporation shall mean its dissolution or revocation of its charter (unless such revocation is promptly corrected upon notice thereof),
(iii) partnership shall mean the dissolution and commencement of winding-up of its affairs, (iv) trust shall mean the termination of the trust (but not the substitution of trustees), (v) estate shall mean the distribution by the fiduciary of the estate's complete interest in the Partnership and (vi) Partner shall mean the Bankruptcy of such Partner.

         IRS: The Internal Revenue Service, which administers the internal revenue laws of the United States.

         JUNIOR PREFERRED UNITS: Preferred Units which rank junior to the Senior Preferred Units, and prior and senior to the Partnership Units, in the payment of Priority Return Amounts and Liquidation Preferences. Junior Preferred Units shall be identified on the Addendum to EXHIBIT 1 hereto or otherwise set forth in an amendment to this Agreement. Each class or series of Preferred Units which is denominated Junior Preferred Units shall be entitled to

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allocations and distributions with respect to Priority Return Amounts and
Liquidation Preferences on a PARI PASSU basis with each other class or series of Junior Preferred Units. If after their due date the full amount of all accrued Priority Return Amounts have not been distributed with respect to all Junior Preferred Units pursuant to Article V, no distribution shall be made to the holders of Partnership Units pursuant to that Article. Until the holders of Junior Preferred Units have been paid Liquidation Preferences and all Priority Return Amounts in connection with the liquidation of the Partnership pursuant to
Section 10.2, no distribution shall be made to the holders of Partnership Units in connection with such liquidation pursuant to that Section.

         LIMITED PARTNER: Those Persons listed as holding Partnership Units on
EXHIBIT 1 attached hereto and made a part hereof, as such Exhibit may be amended from time to time, including any Person who becomes a Substituted Limited Partner or an Additional Limited Partner in accordance with the terms of this Agreement in such Person's capacity as a limited partner of the Partnership; PROVIDED, HOWEVER, that such term shall not include the Preferred Limited Partners.

         LIMITED PARTNER INTEREST: A Partnership Interest held by a Limited Partner that is a limited partner interest. A Limited Partner Interest may be expressed as a number of Partnership Units.

         LIQUIDATION PREFERENCE: The amount of the liquidation preference, if any, of each class or series of Preferred Units determined by the General Partner in accordance with Section 4.2(A) or (B), whichever is applicable, and identified on the Addendum to EXHIBIT 1 hereto or otherwise set forth in an amendment to this Agreement.

         NONRECOURSE LIABILITY: A liability as defined in Treasury Regulations
Section 1.704-2(b)(3).

         NOTICE: A writing containing the information required by this Agreement to be communicated to a Person and delivered to such Person in accordance with
Section 12.4; PROVIDED, HOWEVER, that any written communication containing such information actually received by such Person shall constitute Notice for all purposes of this Agreement.

         PARTNER MINIMUM GAIN: The gain (regardless of character) which would be realized by the Partnership if property of the Partnership subject to a partner nonrecourse debt (as such term is defined in Treasury Regulations Section 1.704-2(b)(4)) were disposed of in full satisfaction of such debt on the relevant date. The adjusted basis of property subject to more than one partner nonrecourse debt shall be allocated in a manner consistent with the allocation of basis for purposes of determining Partnership Minimum Gain hereunder. Partner Minimum Gain shall be computed hereunder using the Book Value, rather than the adjusted tax basis, of the Partnership property in accordance with Treasury Regulations Section 1.704-2(d)(3).

         PARTNER NONRECOURSE DEDUCTIONS: With respect to any partner nonrecourse debt (as such term is defined in Treasury Regulations Section 1.704-2(b)(4)), the increase in Partner Minimum Gain during the tax year plus any increase in Partner Minimum Gain for a prior tax

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year which has not previously generated a Partner Nonrecourse Deduction hereunder. The determination of which Partnership items constitute Partner Nonrecourse Deductions shall be made in a manner consistent with the manner in which Partnership Nonrecourse Deductions are determined hereunder.

         PARTNERS: The General Partner, the Preferred Limited Partners and the Limited Partners as a group. The term "Partner" shall mean a General Partner, a Preferred Limited Partner or a Limited Partner. Such terms shall be deemed to include such other Persons who become Partners pursuant to the terms of this Agreement.

         PARTNERSHIP: The Delaware limited partnership referred to herein as CORPORATE OFFICE PROPERTIES, L.P., as such partnership may from time to time be constituted.

         PARTNERSHIP ASSETS: At any particular time, any assets or property (real or personal, tangible or intangible, choate or inchoate, fixed or contingent) owned by the Partnership.

         PARTNERSHIP INTEREST OR INTEREST: As to any Partner, such Partner's ownership interest in the Partnership and including such Partner's right to distributions under this Agreement and any other rights or benefits which such Partner has in the Partnership, together with any and all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units or Preferred Units.

         PARTNERSHIP MINIMUM GAIN: The aggregate gain (regardless of character) which would be realized by the Partnership if all of the property of the Partnership subject to nonrecourse debt (other than partner nonrecourse debt as such term is defined in Treasury Regulations Section 1.704-2(b)(4)) were disposed of in full satisfaction of such debt and for no other consideration on the relevant date. In the case of any Nonrecourse Liability of the Partnership which is not secured by a mortgage with respect to any specific property of the Partnership, any and all property of the Partnership to which the holder of said liability has recourse shall be treated as subject to such Nonrecourse Liability for purposes of the preceding sentence. Partnership Minimum Gain shall be computed separately for each Nonrecourse Liability of the Partnership. For this purpose, the adjusted basis of property subject to two or more liabilities of equal priority shall be allocated among such liabilities in proportion to the outstanding balance of such liabilities, and the adjusted basis of property subject to two or more liabilities of unequal priority shall be allocated to the liability of inferior priority only to the extent of the excess, if any, of the adjusted basis of such property over the outstanding balance of the liability of superior priority. Partnership Minimum Gain shall be computed hereunder using the Book Value, rather than the adjusted tax basis, of the Partnership property in accordance with Treasury Regulations Section 1.704-2(d)(3).

         PARTNERSHIP NONRECOURSE DEDUCTIONS: The amount of Partnership deductions equal to the increase, if any, in the amount of the aggregate Partnership Minimum Gain during the tax year (plus any increase in Partnership Minimum Gain for a prior tax year which has not

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previously generated a Partnership Nonrecourse Deduction) reduced (but not below zero) by the aggregate distributions made during the tax year of the proceeds of a Nonrecourse Liability of the Partnership which are attributable to an increase in Partnership Minimum Gain within the meaning of Treasury Regulations Section 1.704-2(d). The Partnership Nonrecourse Deductions for a Partnership tax year shall consist first of depreciation or cost recovery deductions with respect to each property of the Partnership giving rise to such increase in Partnership Minimum Gain on a PRO RATA basis to the extent of each such increase, with any excess made up PRO RATA of all items of deduction.

         PARTNERSHIP UNIT: A fractional, undivided share of the Partnership Interests (other than Partnership Interests represented by Preferred Units) of all the Partners heretofore or hereafter admitted to the Partnership pursuant to
Section 4.1 or 4.2 hereof.

         PERCENTAGE INTEREST: As to any Partner (other than the Preferred Limited Partners), the percentage in the Partnership, as determined by dividing the Partnership Units then owned by such Partner by the total number of Partnership Units then outstanding, as the same may be automatically adjusted from time to time to reflect the issuance and redemption of Partnership Units in accordance with this Agreement, without requiring the amendment of EXHIBIT 1 to reflect any such issuance or redemption.

         PERSON: Any individual, partnership, limited liability company, corporation, trust or other entity.

         PREFERRED LIMITED PARTNER: Those Persons listed as holding Preferred Units on EXHIBIT 1 attached hereto and made a part hereof, as such EXHIBIT 1 may be amended from time to time, in their capacity as limited partners in the Partnership holding Preferred Units, including any Person who becomes a Substituted Preferred Limited Partner or an Additional Preferred Limited Partner in accordance with the terms of this Agreement and including the General Partner, but only in its capacity as the holder of Preferred Units.

         PREFERRED UNIT: A portion of the Partnership Interest held by a Preferred Limited Partner or the General Partner that represents a unit of preferred interest in the Partnership as identified on EXHIBIT 1 to this Agreement or the Addendum to EXHIBIT 1 (or otherwise set forth in an amendment to this Agreement) and a unit of any other class or series of preferred interest in the Partnership that may be issued to a Partner in the future in accordance with Section 4.2(A) or (B) hereof.

         PRIORITY RETURN AMOUNT: For each Distribution Period, for each Partner holding any class or series of Preferred Units, the Priority Return Percentage times the Liquidation Preference times the number of Preferred Units held by such Partner as set forth on the Addendum to EXHIBIT 1 (or otherwise set forth in an amendment to this Agreement). In the case of any Preferred Units issued during a Distribution Period, the Priority Return Amount attributable to such Preferred Units for such Distribution Period shall be pro rated to reflect the portion of such Distribution Period during which such Preferred Units were outstanding.

         PRIORITY RETURN PERCENTAGE: That percentage set forth on the Addendum to Exhibit 1 (or otherwise set forth in an amendment to this Agreement) used to calculate the Priority Return Amount.

         PROFITS AND LOSSES: For each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss (as the case may be) for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

              (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

              (ii)      Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

              (iii) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from such Book Value;

              (iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" herein; and

              (v) In the event that any item of income, gain, loss or deduction that has been included in the initial computation of Profit or Loss is subject to the special allocation rules of Sections 5.2(C) and 5.2(D), Profit or Loss shall be recomputed without regard to such item.

         REDEEMING PARTY: A Limited Partner or Assignee (other than the General Partner) who tenders Partnership Units for redemption pursuant to a Redemption Notice.

         REDEMPTION DATE: The date for redemption of Partnership Units as set forth in Section 9.2.

         REDEMPTION NOTICE: A Notice to the General Partner by a Redeeming Party, substantially in the form attached as EXHIBIT 2, pursuant to which the Redeeming Party requests the redemption of Partnership Units in accordance with
Article IX.

         REDEMPTION OBLIGATION: The obligation of the Partnership to redeem the Partnership Units as set forth in Section 9.1(A).

                  REDEMPTION PERIOD: The 45-day period immediately following the filing with the SEC by the General Partner of an annual report of the General Partner on Form 10-K or a quarterly report of the General Partner on Form 10-Q or such other period or periods as the General Partner may otherwise determine from time to time.

         REDEMPTION RESTRICTION: A restriction on the ability of the Partnership to redeem the Partnership Units as set forth in Section 9.1(A).

         REDEMPTION RIGHTS: The rights of redemption, if any, applicable to Preferred Units. With respect to any series of Preferred Units issued to the General Partner pursuant to Section 4.2(B) of this Agreement, the Redemption Rights shall correspond to the redemption rights of the related issuance of securities by the General Partner as provided in Section 4.2(B) of this Agreement. With respect to Preferred Units issued by the Partnership to Persons other than the General Partner, the Redemption Rights with respect to such Preferred Units shall be set forth on the Addendum to EXHIBIT 1 hereto or otherwise set forth in an amendment to this Agreement.

         REGISTRATION RIGHTS AGREEMENT: An Amended and Restated Registration Rights Agreement, substantially in the form of EXHIBIT 3 hereto, as the same may have heretofore or may hereafter be amended or restated and in effect from time to time, pursuant to which COPT agrees, among other things, to register under the Securities Act of 1933, as amended, REIT Shares issued in connection with Share Payments made under Article IX hereof.

         REIT: A real estate investment trust, as defined in Code Section 856.

         REIT CHARTER: The Amended and Restated Declaration of Trust of COPT filed with the State Department of Assessments and Taxation of Maryland on March 3, 1998, as the same may have been heretofore or may hereafter be amended or restated and in effect from time to time.

         REIT SHARE: A common share of beneficial interest representing an ownership interest in the General Partner.

         REIT SHARE RIGHTS: Rights to acquire additional REIT Shares issued to all holders of REIT Shares, whether in the form of rights, options, warrants or convertible or exchangeable securities, to the extent the same have been issued without additional consideration after the initial acquisition of such REIT Shares.

         SEC: The Securities and Exchange Commission.

         SENIOR PREFERRED UNITS: Preferred Units which rank prior and senior to the Junior Preferred Units and the Partnership Units with respect to the payment of Priority Return Amounts and Liquidation Preferences. Senior Preferred Units shall be identified on the Addendum to EXHIBIT 1 (or otherwise set forth in an amendment to this Agreement). Each class or series of Preferred Units which are denominated as Senior Preferred Units shall be entitled to allocations and distributions with respect to Priority Return Amounts and Liquidation Preferences on a PARI PASSU basis with each other class or series of Senior Preferred Units. If after their due date the full amount of all accrued Priority Return Amounts have not been distributed with respect to all Senior Preferred Units pursuant to Article V, no distribution shall be made to the holders of Junior Preferred Units or Partnership Units pursuant to that Article. Until the holders of Senior Preferred Units have been paid Liquidation Preferences and all Priority Return Amounts in connection with the liquidation of the Partnership pursuant to Section 10.2, no distribution shall be made to the holders of Junior Preferred Units or Partnership Units in connection with such liquidation pursuant to that Section.

         SERIES A PREFERRED REIT SHARES: Series A Convertible Preferred Shares of Beneficial Interest in the General Partner, issued pursuant to Articles Supplementary of COPT, dated September 29, 1998.

         SERIES A PREFERRED UNIT: One of the Preferred Units issued to the General Partner in connection with the contribution of the Constellation Assets to the Partnership by the General Partner, and any other Preferred Unit issued after the date hereof with the same rights and preferences"

         SHARE PAYMENT: The payment to a Redeeming Party of a number of REIT Shares determined by multiplying (i) the number of Partnership Units tendered for redemption by such Redeeming Party pursuant to a validly proffered Redemption Notice by (ii) the Conversion Factor. In the event the General Partner grants any REIT Share Rights on or after the date of this Agreement and prior to such payment, any Share Payment shall include for the Redeeming Party such Redeeming Party's ratable share of such REIT Share Rights other than REIT Share Rights which have expired.

         SUBSIDIARY: With respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or
(ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         SUBSTITUTED LIMITED PARTNER/PREFERRED LIMITED PARTNER: That Person or those Persons admitted to the Partnership as a substitute Limited Partner or substitute Preferred Limited Partner, in accordance with the provisions of this Agreement, in such Person's capacity as a limited partner of the Partnership. A Substituted Limited Partner or Substituted Preferred Limited Partner, upon admission as such, shall succeed to the rights, privileges and liabilities of the predecessor in interest as a Limited Partner or Preferred Limited Partner.

         SUCCESSOR GENERAL PARTNER: Any Person who is admitted to the Partnership as substitute General Partner pursuant to this Agreement, in its capacity as a general partner of the Partnership. A Successor General Partner, upon its admission as such, shall succeed to the rights, privileges and liabilities of its predecessor in interest as General Partner, in accordance with the provisions of the Act.

         TAX MATTERS PARTNER: The General Partner or such other Partner who becomes Tax Matters Partner pursuant to the terms of this Agreement.

         TERMINATING CAPITAL TRANSACTION: The sale or other disposition of all or substantially all of the Partnership Assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the Partnership Assets.

         TRANSFER: With respect to any Partnership Interest shall mean a transaction in which a Partner assigns his Partnership Interest to another Person and includes any sale, assignment, gift, exchange or other disposition by law or otherwise; PROVIDED, HOWEVER, the redemption or conversion of any Partnership Interest pursuant to Article IX hereof shall not constitute a "transfer" for purposes hereof. "Transfers," "Transferring" and "Transferred" shall have correlative meanings.

         TREASURY REGULATIONS: The Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.

         UNIT VALUE: With respect to any Partnership Unit, the average of the daily market price for a REIT Share for the ten (10) consecutive trading days immediately preceding the date of receipt of a Redemption Notice by the General Partner multiplied by the Conversion Factor. If the REIT Shares are traded on a securities exchange or the NASDAQ Small Cap Market or National Market System, the market price for each such trading day shall be the reported last sale price on such day or, if no sales take place on such day, the average of the closing bid and asked prices on such day. If the REIT Shares are not traded on a securities exchange or the NASDAQ Small Cap Market or National Market System, the market price for each such trading day shall be determined by the General Partner using any reasonable method of valuation. If a Share Payment would include any REIT Share Rights, the value of such REIT Share Rights shall be determined by the General Partner using any reasonable method of valuation, taking into account the Unit Value determined hereunder and the factors used to make such determination and the value of such REIT Share Rights shall be included in the Unit Value.

         SECTION 1.2 RULES OF CONSTRUCTION. The following rules of construction shall apply to this Agreement:

              (A) All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

              (B) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and VICE VERSA, as the context may require.

              (C) Each provision of this Agreement shall be considered severable from the rest, and if any provision of this Agreement or its application to any Person or circumstances shall be held invalid and contrary to any existing or future law or unenforceable to any extent, the remainder of this Agreement and the application of any other provision to any Person or circumstances shall not be affected thereby and shall be interpreted and enforced to the greatest extent permitted by law so as to give effect to the original intent of the parties hereto.

              (D) Unless otherwise specifically and expressly limited in the context, any reference herein to a decision, determination, act, action, exercise of a right, power or privilege, or other procedure by the General Partner shall mean and refer to the decision, determination, act, action, exercise or other procedure by the General Partner in its sole and absolute discretion.


--------------------------------------------------------------------------------
                           ARTICLE II - CONTINUATION
--------------------------------------------------------------------------------

         SECTION 2.1 CONTINUATION. The Partners hereby continue the Partnership as a limited partnership under the Act and the Persons listed on EXHIBIT 1 as Partners shall continue as Partners in the Partnership. The General Partner shall take all action required by law to perfect and maintain the Partnership as a limited partnership under the Act and under the laws of all other jurisdictions in which the Partnership may elect to conduct business, including but not limited to the filing of amendments to the Certificate with the Delaware Secretary of State, and qualification of the Partnership as a foreign limited partnership in the jurisdictions in which such qualification shall be required, as determined by the General Partner. The General Partner shall also promptly register the Partnership under applicable assumed or fictitious name statutes or similar laws.

         SECTION 2.2 NAME. The name of the Partnership is CORPORATE OFFICE PROPERTIES, L.P. The General Partner may adopt such assumed or fictitious names as it deems appropriate in connection with the qualifications and registrations referred to in Section 2.1.

         SECTION 2.3 PLACE OF BUSINESS; REGISTERED OFFICE; REGISTERED AGENT. The principal office of the Partnership is located at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045-2272, which office may be changed to such other place as the General Partner may from time to time designate. The Partnership may establish offices for the Partnership within or without the State of Delaware as may be determined by the General Partner. The address of the Partnership's initial registered office and the initial registered agent for the Partnership in the State of Delaware is The Corporation Trust Company, whose address is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Partnership's registered office and agent may be changed by the General Partner.


--------------------------------------------------------------------------------
                         ARTICLE III - BUSINESS PURPOSE
--------------------------------------------------------------------------------


         SECTION 3.1 BUSINESS. The business of the Partnership shall be (i) conducting any business that may be lawfully conducted by a limited partnership pursuant to the Act including, without limitation, acquiring, owning, managing, developing, leasing, marketing, operating and, if and when appropriate, selling, commercial, industrial, office and net leased retail properties, (ii) entering into any partnership, joint venture or other relationship to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, (iii) making loans, guarantees, indemnities or other financial accommodations and borrowing money and pledging its assets to secure the repayment thereof, (iv) doing any of the foregoing with respect to any Affiliate or Subsidiary and (v) doing anything necessary or incidental to the foregoing; PROVIDED, HOWEVER, that business of the Partnership shall be limited so as to permit the General Partner to elect and maintain its status as a REIT (unless the General Partner determines no longer to qualify as a REIT).

         SECTION 3.2 AUTHORIZED ACTIVITIES. In carrying out the purposes of the Partnership, but subject to all other provisions of this Agreement, the Partnership is authorized to engage in any kind of lawful activity, and perform and carry out contracts of any kind, necessary or advisable in connection with the accomplishment of the purposes and business of the Partnership described herein and for the protection and benefit of the Partnership; PROVIDED that the General Partner shall not be obligated to cause the Partnership to take, or refrain from taking, any action which, in the judgment of the General Partner,
(i) could adversely affect the ability of the General Partner to qualify and continue to qualify as a REIT, (ii) could subject the General Partner to additional taxes under Code Section 857 or 4981 or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities.

--------------------------------------------------------------------------------
                       ARTICLE IV - CAPITAL CONTRIBUTION
--------------------------------------------------------------------------------


         SECTION 4.1 CAPITAL CONTRIBUTIONS.

              (A) Upon the contribution to the Partnership of property in accordance with a Contribution Agreement, Partnership Units and/or Preferred Units shall be issued in accordance with, and as contemplated by, such Contribution Agreement, and the Persons receiving such Partnership Units and/or Preferred Units shall become Partners and shall be deemed to have made a Capital Contribution. EXHIBIT 1 sets forth the number of Partnership Units and Preferred Units owned by each Partner. Except as set forth in Section 4.2 (regarding issuance of additional Partnership Units) or Section 7.6 (regarding withholding obligations) hereof, no Partner shall be required under any circumstances to contribute to the capital of the Partnership any amount beyond that sum required pursuant to this Article IV.

              (B) Anything in the foregoing Section 4.1(A) or elsewhere in this Agreement notwithstanding, the Partnership Units held by the General Partner shall, at all times, be deemed to be general partner interests in the Partnership and shall constitute the General Partner Interests.

         SECTION 4.2 ADDITIONAL PARTNERSHIP INTERESTS.

              (A) The Partnership may issue additional Limited Partner Interests in the form of Partnership Units or Preferred Units for any Partnership purpose at any time or from time to time to any Partner or other Person (other than the General Partner, except in accordance with Section 4.2(B) below).

              (B) The Partnership also may from time to time issue to the General Partner additional Partnership Interests in such classes and having such designations, preferences and relative rights (including preferences and rights senior to the existing relative Limited Partner Interests) as shall be determined by the General Partner in accordance with the Act and governing law. Except as provided in Article IX, any such issuance of Partnership Units, Preferred Units or Partnership Interests to the General Partner shall be conditioned upon (i) the undertaking by the General Partner of a related issuance of its shares of beneficial interest (with such shares having designations, rights and preferences such that the economic rights of the holders of such shares of beneficial interest are substantially similar to the rights of the additional Partnership Interests issued to the General Partner) and the General Partner making a Capital Contribution (a) in an amount equal to the net proceeds raised in the issuance of such shares of beneficial interest, in the event such shares of beneficial interest are sold for cash or cash equivalents or (b) of the property received in consideration for such shares of beneficial interest, in the event such shares of beneficial interest are issued in consideration for other property or (ii) the issuance by the General Partner of shares of beneficial interest under any stock option or bonus plan and the General Partner making a Capital Contribution in an amount equal to the exercise price of the option exercised pursuant to such stock option or other bonus plan.

              (C) Except as contemplated by Article IX (regarding redemptions) or Section 4.2(B), the General Partner shall not issue any (i) additional REIT Shares, (ii) rights, options or warrants containing the right to subscribe for or purchase REIT Shares (other than options granted under the General Partner's Stock Option Plan for Non-Employee Directors, 1998 Long Term Incentive Plan, as amended or as may be amended, or any stock option or similar plan for officers, directors and employees of the General Partner or any of its Affiliates) or (iii) securities convertible or exchangeable into REIT Shares (collectively, "Additional REIT Securities") other than to all holders of REIT Shares, PRO RATA, unless (x) the Partnership issues to the General Partner (i) Partnership Interests, (ii) rights, options or warrants containing the right to subscribe for or purchase Partnership Interests or (iii) securities convertible or exchangeable into Partnership Interests such that the General Partner receives an economic interest in the Partnership substantially similar to the economic interest in the General Partner represented by the Additional REIT Securities and (y) the General Partner contributes to the Partnership the net proceeds from, or the property received in consideration for, the issuance of the Additional REIT Securities and the exercise of any rights contained in any Additional REIT Securities.

         SECTION 4.3 NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement, including the foregoing provisions of this Article IV, are not intended to be for the benefit of any creditor of the Partnership or other Person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or any of the Partners and no such creditor or other Person shall obtain any right under any such provision against the Partnership or any of the Partners by reason of any debt, liability or obligation (or otherwise).

         SECTION 4.4 CAPITAL ACCOUNTS.

              (A) The Partnership shall establish and maintain a separate Capital Account for each Partner in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Partner shall be credited with:

                        (1) the amount of all Capital Contributions made to the Partnership by such Partner in accordance with this Agreement; plus

                        (2) all income and gain of the Partnership computed in accordance with this Section 4.4 and allocated to such Partner pursuant to
Article V (including for purposes of this Section 4.4(A), income and gain exempt from tax);

              and shall be debited with the sum of:

                        (1) all losses or deductions of the Partnership computed in accordance with this Section 4.4 and allocated to such Partner pursuant to Article V;

                        (2) such Partner's distributive share of expenditures of the Partnership described in Code Section 705(a)(2)(B); and

                        (3) all cash and the Agreed Value (reduced to take into account the amount of any related indebtedness assumed by the Partner, or to which the distributed property is subject) of any property actually distributed or deemed distributed by the Partnership to such Partner pursuant to the terms of this Agreement.

         Any reference in any section or subsection of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

              (B) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes, determined in accordance with Code Section 703(a), with the following adjustments:

                        (1) any income, gain or loss attributable to the taxable disposition of any Partnership Asset shall be determined by treating the adjusted basis of such property as of the date of such disposition as equal to the Book Value of such property as of such date;

                        (2) the computation of all items of income, gain, loss and deduction shall be made without regard to any Code Section 754 election that may be made by the Partnership, except to the extent required in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(m);

                        (3) in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing Profit and Loss, there shall be taken into account Depreciation for such Fiscal Year; and

                        (4) in the event the Book Value of any Partnership Asset is adjusted pursuant to Section 4.4(D) below, the amount of such adjustment shall be treated as gain or loss from the disposition of such asset.

              (C) Any transferee of a Partnership Interest shall succeed to a PRO RATA portion of the transferor's Capital Account transferred unless such Transfer causes a Code Section 708 termination of the Partnership, in which case the Book Value of all Partnership Assets shall be adjusted immediately prior to the deemed distribution pursuant thereto as provided in Section 4.4(D).

              (D)       Consistent with the provisions of Treasury Regulations
Section 1.704-1(b)(2)(iv)(f), (i) immediately prior to the acquisition of an additional Partnership Interest by any new or existing Partner in connection with the contribution of money or other property (other than a DE MINIMIS amount) to the Partnership, (ii) immediately prior to the distribution by the Partnership to a Partner of Partnership property (other than a DE MINIMIS amount) as consideration for a Partnership Interest and (iii) immediately prior to the liquidation of the Partnership as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(g), the Book Value of all Partnership Assets shall be revalued upward or downward to reflect the fair market value of each such Partnership Asset as determined by the General Partner using such reasonable method of valuation as it may adopt unless the General Partner shall determine that such revaluation is not necessary to maintain Capital Accounts in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

              (E) The foregoing provisions of this Section 4.4 are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Partners' Capital Accounts are computed hereunder in order to comply with such Treasury Regulations, the General Partner may make such modification if such modification is not likely to have a material effect on the amount or timing of any distribution to any Partner under the terms of this Agreement and the General Partner notifies the other Partners in writing of such modification prior to making such modification.

         SECTION 4.5 RETURN OF CAPITAL ACCOUNT; INTEREST. Except as otherwise specifically provided in this Agreement, (i) no Partner shall have any right to withdraw or reduce its Capital Contributions or Capital Account, or to demand and receive property other than cash from the Partnership in return for its Capital Contributions or Capital Account; (ii) no Partner shall have any priority over any other Partners as to the return of its Capital Contributions or Capital Account; (iii) any return of Capital Contributions or Capital Accounts to the Partners shall be solely from the Partnership Assets, and no Partner shall be personally liable for any such return; and (iv) no interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

         SECTION 4.6 PREEMPTIVE RIGHTS. No Person shall have any preemptive or similar rights with respect to the issuance or sale of additional Partnership Units or Preferred Units.

--------------------------------------------------------------------------------
                   ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS
--------------------------------------------------------------------------------


         SECTION 5.1 LIMITED LIABILITY. For bookkeeping purposes, the Profits of the Partnership shall be shared, and the Losses of the Partnership shall be borne, by the Partners as provided in Section 5.2 below; PROVIDED, HOWEVER, that except as required by the Act or as expressly provided in this Agreement, neither any Limited Partner (in its capacity as a Limited Partner) nor any Preferred Limited Partner (in its capacity as a Preferred Limited Partner) shall be personally liable for losses, costs, expenses, liabilities or obligations of the Partnership in excess of its Capital Contribution required under Article IV hereof.

         SECTION 5.2 PROFITS, LOSSES AND DISTRIBUTIVE SHARES

              (A) Profits. After giving effect to the special allocations, if any, provided in Section 5.2(C) and (D), Profits in each Fiscal Year shall be allocated in the following order:

                        (1) First, to the General Partner until the cumulative Profits allocated to the General Partner under this Section 5.2(A)(1) equal the cumulative Losses allocated to such Partner under Section 5.2(B)(4);

                        (2) Second, to the Preferred Limited Partners in the proportion to the cumulative Losses allocated to such Partners under Section 5.2(B)(3), until the cumulative Profits allocated to such Partners under this
Section 5.2(A)(2) equal the cumulative Losses allocated to such Partners under
Section 5.2(B)(3);

                        (3) Third, to each Partner in proportion to the cumulative Losses allocated to such Partner under Section 5.2(B)(2), until the cumulative Profits allocated to such Partner under this Section 5.2(A)(3) equal the cumulative Losses allocated to such Partner under Section 5.2(B)(2);

                        (4) Fourth, to each Partner in proportion to the cumulative Losses allocated to such Partner under Section 5.2(B)(1), until the cumulative Profits allocated to such Partner under this Section 5.2(A)(4) equal the cumulative Losses allocated to such Partner under Section 5.2(B)(1);

                        (5) Fifth, to the Preferred Limited Partners in an amount equal to the excess of (x) the Priority Return Amount for each Distribution Period or portion thereof that ends on or prior to the close of the Fiscal Year over (y) the cumulative Profits previously allocated under this
Section 5.2(B)(5); and

                        (6) Then, the balance, if any, to the Partners (other than the Preferred Limited Partners, with respect to their Preferred Units) in accordance with their respective Percentage Interests.

         The allocation of Profits to any Preferred Limited Partner under
Section 5.2(A)(5) shall be appropriately prorated in the case of Preferred Units that are outstanding for less than all of any Distribution Period.

              (B) Losses. After giving effect to the special allocations, if any, provided in Section 5.2(C) and (D), Losses in each Fiscal Year shall be allocated in the following order of priority:

                        (1) First, to the Partners (other than the Preferred Limited Partners, with respect to their Preferred Units), in accordance with their respective Percentage Interests, but not in excess of the positive Capital Account balance of any Partner prior to the allocation provided for in this
Section 5.2(B)(1);

                        (2) Second, to the Partners (other than the Preferred Limited Partners, with respect to their Preferred Units) with positive Adjusted Capital Account balances prior to the allocation provided for in this Section 5.2(B)(2), in proportion to the amount of such balances until all such balances are reduced to zero;

                        (3) Third, to the Preferred Limited Partners in proportion to their Adjusted Capital Account balances until their Adjusted Capital Accounts are reduced to zero; and

                        (4)  Thereafter, to the General Partner;

PROVIDED, HOWEVER, that this Section 5.2(B) shall control, notwithstanding any reallocation or adjustment of taxable income, loss or other items by the Internal Revenue Service or any other taxing authority.

              (C) Special Allocations. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

                        (1)  Partnership Minimum Gain Chargeback.
Notwithstanding any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any tax year or other period for which allocations are made, each Partner will be specially allocated items of Partnership income and gain for that tax year or other period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during such tax year or other period determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.2(C)(1) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith, including the exceptions to the minimum gain chargeback requirement set forth in Treasury Regulations Section 1.704-2(f) and -(3). If the General Partner concludes, after consultation with tax counsel, that the Partnership meets the requirements for a waiver of the minimum gain chargeback requirement as set forth in Treasury Regulations Section 1.704-2(f)(4), the General Partner may take steps reasonably necessary or appropriate in order to obtain such waiver.

                        (2) Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section (other than Section 5.2(C)(1) which shall be applied before this Section 5.2(C)(2)), if there is a net decrease in Partner Minimum Gain during any tax year or other period for which allocations are made, each Partner with a share of Partner Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(5) shall be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This Section 5.2(C)(2) is intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith, including the exceptions set forth in Treasury Regulations Section 1.704-2(f)(2) and (3) to the extent such exceptions apply to Treasury Regulations Section 1.704-2(i)(4). If the General Partner concludes, after consultation with tax counsel, that the Partnership meets the requirements for a waiver of the Partner Minimum Gain chargeback requirement set forth in Treasury Regulations Section 1.704-2(f), but only to the extent such exception applies to Treasury Regulations Section 1.704-2(i)(4), the General Partner may take steps necessary or appropriate to obtain such waiver.

                        (3) Qualified Income Offset. A Partner who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Partnership income and gain in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of the Partner as quickly as possible; PROVIDED that an allocation pursuant to this Section 5.2(C)(3) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(C)(3) were not contained in this Agreement.

                        (4) Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Partners in proportion to their respective Partnership Interests in the Partnership.

                        (5) Partner Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner who bears the economic risk of loss with respect to the liability to which the Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

                        (6) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Section 734(b) or

743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

                        (7) Depreciation Recapture. In the event there is any recapture of Depreciation or investment tax credit, the allocation thereof shall be made among the Partners in the same proportion as the deduction for such Depreciation or investment tax credit was allocated.

                        (8) Interest in Partnership. Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss (or item of Profit or Loss) will be made to a Partner if the allocation would not have "economic effect" under Treasury Regulations Section 1.704-1(b)(2)(ii)(a) or otherwise would not be in accordance with the Partner's interest in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(3).

                        (9) In the event that during any taxable year any Preferred Units are converted, pursuant to Section 9.8(A), into Partnership Units prior to a distribution having been made under Section 5.3(A) of an unpaid Priority Return Amount with respect to such Preferred Units, there shall be allocated to the Partner who held such converted Preferred Units items of loss and deduction in an amount equal to the excess of (a) allocations previously made with respect to such converted Preferred Units pursuant to Section 5.2(A)(5) over (b) the Priority Return Amount previously distributed or remaining to be distributed with respect to such converted Preferred Units pursuant to Sections 5.3(A), 9.8(A) and 9.8(B).

              (D)       Curative Allocations. The allocations set forth in
Section 5.2(C)(1) through (8) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is authorized to further allocate Profits, Losses, and other items among the Partners in a reasonable manner so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners under Section 5.3, but for application of the Regulatory Allocations. In general, the reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations to each Partner is zero. The General Partner may accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

              (E)       Tax Allocations.

                        (1) Except as otherwise provided in Section 5.2(E)(2), each item of income, gain, loss and deduction shall be allocated for federal income tax purposes in the same manner as each correlative item of income, gain, loss or deduction is allocated for book purposes pursuant to the provisions of Section 5.2 hereof.

                        (2)  Notwithstanding anything to the contrary in this
Article V, in an attempt to eliminate any Book-Tax Disparity with respect to a Contributed Property, items of income, gain, loss or deduction with respect to each such property shall be allocated for federal income tax purposes among the Partners as follows:

                             (a) DEPRECIATION, AMORTIZATION AND OTHER COST
                        RECOVERY ITEMS. In the case of each Contributed Property with a Book-Tax Disparity, any item of depreciation, amortization or other cost recovery allowance attributable to such property shall be allocated as follows: (x) first, to Partners (the "Non-Contributing Partners") other than the Partners who contributed such property to the Partnership (or are deemed to have contributed the property pursuant to Section 4.1(A) (the "Contributing Partners") in an amount up to the book allocation of such items made to the Non-Contributing Partners pursuant to Section 5.2 hereof, PRO RATA in proportion to the respective amount of book items so allocated to the Non-Contributing Partners pursuant to
                        Section 5.2 hereof; and (y) any remaining depreciation, amortization or other cost recovery allowance to the Contributing Partners in proportion to their Percentage Interests. In no event shall the total depreciation, amortization or other cost recovery allowance allocated hereunder exceed the amount of the Partnership's depreciation, amortization or other cost recovery allowance with respect to such property.

                             (b) GAIN OR LOSS ON DISPOSITION. In the event the
                        Partnership sells or otherwise disposes of a Contributed Property with a Book-Tax Disparity, any gain or loss recognized by the Partnership in connection with such sale or other disposition shall be allocated among the Partners as follows: (x) first, any gain or loss shall be allocated to the Contributing Partners in proportion to their Percentage Interests to the extent required to eliminate any Book-Tax Disparity with respect to such property; and (y) any remaining gain or loss shall be allocated among the Partners in the same manner that the correlative items of book gain or loss are allocated among the Partners pursuant to Section 5.2 hereof.

                        (3) In the event the Book Value of a Partnership Asset (including a Contributed Property) is adjusted pursuant to Section 4.4(D) hereof, and such asset has not been deemed contributed to a new partnership, with the contributing partnership then being liquidated pursuant to Code Section 708 subsequent thereto, all items of income, gain, loss or deduction in respect of such property shall be allocated for federal income tax purposes among the Partners in the same manner as provided in Section 5.2(E)(2) hereof to take into account any variation between the fair market value of the property, as determined by the General Partner using such reasonable method of valuation as it may adopt, and the Book Value of such property, both determined as of the date of such adjustment.

                        (4) The General Partner shall have the authority to elect alternative methods to eliminate the Book-Tax Disparity with respect to one or more Contributed Properties, as permitted by Treasury Regulations Sections 1.704-3 and 1.704-3T, and such election shall be binding on all of the Partners.

                        (5) The Partners hereby intend that the allocation of tax items pursuant to this Section 5.2(E) comply with the requirements of Code
Section 704(c) and Treasury Regulations Sections 1.704-3 and 1.704-3T.

                        (6) The allocation of items of income, gain, loss or deduction pursuant to this Section 5.2(E) are solely for federal, state and local income tax purposes, and the Capital Account balances of the Partners shall be adjusted solely for allocations of "book" items in respect of Partnership Assets pursuant to Section 5.2(A), (B), (C), (D) and (F) hereof.

              (F) Other Allocation Rules. The following rules will apply to the calculation and allocation of Profits, Losses and other items:

                        (1) Except as otherwise provided in this Agreement, all Profits, Losses and other items allocated to the Partners will be allocated among them in proportion to their Percentage Interests.

                        (2) For purposes of determining the Profits, Losses or any other item allocable to any period, Profits, Losses and other items will be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the related Treasury Regulations.

                        (3) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss and deduction, and other allocations not provided for in this Agreement will be divided among the Partners in the same proportions as they share Profits and Losses; PROVIDED that any credits shall be allocated in accordance with Treasury Regulations Section 1.704-1(b)(4)(ii).

                        (4) For purposes of Treasury Regulations Section 1.752-3(a), the Partners hereby agree that any nonrecourse liabilities of the Partnership in excess of the sum of (i) the Partnership Minimum Gain and (ii) the aggregate amount of taxable gain that would be allocated to the Partners under Section 704(c) (or in the same manner as Section 704(c) in connection with a revaluation of Partnership property) if the Partnership disposed of (in a taxable transaction) all Partnership property subject to one or more nonrecourse liabilities of the Partnership in full satisfaction of such liabilities and for no other consideration, shall be allocated among the Partners in accordance with their respective shares of Profits. The General Partner shall have discretion in any Fiscal Year to allocate such excess nonrecourse liabilities among the Partners (a) in a manner reasonably consistent with allocations (that have substantial economic effect) of some other significant item of Partnership income or gain or (b) in accordance with the manner in which it is reasonably expected that the deductions attributable to the excess nonrecourse liabilities will be allocated.

              (G) Partner Acknowledgment. The Partners agree to be bound by the provisions of this Section 5.2 in reporting their shares of Partnership income, gain, loss, deduction and credit for income tax purposes.

              (H)       Regulatory Compliance. The foregoing provisions of this
Section 5.2 relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b), 1.704-2, 1.704-3 and 1.704-3T and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

         SECTION 5.3 DISTRIBUTIONS.

              (A) Distributable Cash for each Fiscal Year shall be distributed in the following order of priority:

                        (1) First, the General Partner shall cause the Partnership to distribute to the holder of each Preferred Unit an amount in cash equal to the cumulative undistributed Priority Return Amount on December 31, March 31, June 30 and September 30 of each year, commencing on March 31, 1998 (or in the case of a Preferred Unit with an issuance date after March 31, 1998, on the first such distribution date following the applicable issuance date); PROVIDED that, if any such distribution date shall be a Saturday, Sunday or day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is declared a national or New York State holiday (any of the foregoing, a "Non-business Day"), then such distribution shall be made on the next succeeding day which is not a Non-business Day. In any case in which a Preferred Unit is outstanding for less than all of one or more Distribution Periods, the amount distributable to the Preferred Limited Partner in respect of such Unit shall be appropriately adjusted on the basis of a 360-day year consisting of twelve 30-day months.

                        (2) Second, there shall be distributed with respect to each Partnership Unit an amount equal on a per Unit basis to the amount distributed (other than in REIT Shares) by the General Partner on its common shares during the Fiscal Year (other than a liquidating distribution), except that (i) the first distribution paid to a Limited Partner with respect to newly issued Partnership Units shall be prorated to reflect the actual portion of the Distribution Period for which the distribution is being paid during which such Partnership Units were outstanding, and (ii) the first distribution made to the General Partner with respect to Partnership Units newly issued to the General Partner pursuant to Section 4.2(B) hereof shall be pro rated to the same extent (if any) by which the first dividends payable on the REIT Shares newly issued by the General Partner are subject to proration. To the extent practicable, distributions under this paragraph shall be made at the same time as the dividend distributions made by the General Partner on its REIT Shares.

                        (3) Third, there shall be distributed to each holder of a Limited Partner Interest an amount equal to (x) the product of the taxable income and gain allocated to such holder for the Fiscal Year under Section 5.2(E) and the maximum federal income tax rate plus 7% reduced by (y) the distributions received by such holder under Section 5.3(A)(2) during the Fiscal Year. To the extent practicable, distributions under this paragraph shall be made in sufficient time to permit Limited Partners to pay required installments of estimated tax and the final tax payment for the taxable year.

              (B) After giving effect to Section 5.3(A), the General Partner shall have the authority to cause the Partnership to make other distributions from time to time as it determines, including without limitation, distributions that are sufficient to enable the General Partner to (i) maintain its status as a REIT, (ii) avoid the imposition of any tax under Code Section 857 and (iii) avoid the imposition of any excise tax under Code Section 4981.

              (C) Distributions pursuant to Section 5.3(B) shall be made PRO RATA among the Partners of record on the Record Date established by the General Partner for the distribution, in accordance with their respective Percentage Interests, without regard to the length of time the record holder has been such. Notwithstanding the foregoing, the General Partner may pro rate any distributions pursuant to Section 5.3(A)(2) appropriately in the case of Partnership Units that are outstanding for less than all of any Distribution Period.

              (D) The General Partner shall use its reasonable efforts to make distributions to the Partners so as to preclude any distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Partner under Section 707 of the Code or the Treasury Regulations thereunder; PROVIDED that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Partner being so treated.

         SECTION 5.4 DISTRIBUTIONS UPON LIQUIDATION. Notwithstanding any other provision hereof, proceeds of a Terminating Capital Transaction and other distributions following dissolution of the Partnership shall be distributed to the Partners in accordance with Section 10.2.

         SECTION 5.5 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of state or local tax law and Section 7.6 of this Agreement with respect to any allocation, payment or distribution to the General Partner, the Preferred Limited Partners, the Limited Partners or Assignees shall be treated as amounts distributed to such General Partner, the Preferred Limited Partners, the Limited Partners or Assignees, as applicable, pursuant to Section
5.3 of this Agreement.

         SECTION 5.6 RESTRICTED DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to a Partner on account of its interest in the Partnership if such distribution would violate
Section 17-607 of the Act or other applicable law.

         SECTION 5.7 PREFERRED LIMITED PARTNER PRIORITY. Allocations and distributions in connection with this Article V to Preferred Limited Partners holding Senior Preferred Units and/or Junior Preferred Units shall be made first to Preferred Limited Partners with respect to classes or series of Preferred Units which are Senior Preferred Units, and thereafter to Preferred Limited Partners with respect to classes or series of Preferred Units which are Junior Preferred Units. After distribution of all accrued but unpaid Priority Return Amounts, the Preferred Limited Partner shall be entitled to no further payment under
Article V of the Agreement with respect to such Preferred Unit.

--------------------------------------------------------------------------------
                      ARTICLE VI - PARTNERSHIP MANAGEMENT
--------------------------------------------------------------------------------


         SECTION 6.1 MANAGEMENT AND CONTROL OF PARTNERSHIP BUSINESS

              (A) Except as otherwise expressly provided or limited by the provisions of this Agreement, the General Partner shall have full, exclusive and complete discretion to manage the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such action as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. Except as set forth in this Agreement, neither the Limited Partners nor the Preferred Limited Partners shall have any authority, right, or power to bind the Partnership, or to manage, or to participate in the management of the business and affairs of the Partnership in any manner whatsoever. Such management shall in every respect be the full and complete responsibility of the General Partner alone as herein provided.

              (B) In carrying out the purposes of the Partnership, the General Partner shall be authorized to take all actions it deems necessary and appropriate to carry on the business of the Partnership. The Limited Partners and the Preferred Limited Partners, by execution hereof, agree that the General Partner is authorized to execute, deliver and perform any agreement and/or transaction on behalf of the Partnership, without their further Consent, unless this Agreement expressly provides otherwise.

              (C) The General Partner and its Affiliates may acquire Limited Partner Interests or Preferred Units from Limited Partners or Preferred Limited Partners who agree so to Transfer Limited Partner Interests or Preferred Units acquired from the Partnership in accordance with Section 4.2(A). Any Limited Partner Interest or Preferred Limited Partner Interest acquired by the General Partner shall be automatically converted into a General Partner Interest. Upon acquisition of any Limited Partner Interest or Preferred Limited Partner Interest by an Affiliate of the General Partner, such Affiliate shall have all the rights of a Limited Partner or Preferred Limited Partner, as the case may be.

         SECTION 6.2 NO MANAGEMENT BY LIMITED PARTNERS; LIMITATION OF LIABILITY. Neither the Limited Partners, in their capacity as Limited Partners, nor the Preferred Limited Partners, in their capacity as Preferred Limited Partners, shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership or have any right, power, or authority to act for or on behalf of or to bind the Partnership or transact any business in the name of the Partnership. Neither the Limited Partners, in their capacity as Limited Partners, nor the Preferred Limited Partners, in their capacity as Preferred Limited Partners, shall have any rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. Any approvals rendered or withheld by the Limited Partners or the Preferred Limited Partners pursuant to this Agreement shall be deemed as consultation with or advice to the General Partner in connection with the business of the Partnership and, in accordance with the Act, shall not be deemed as participation by the Limited Partners or the Preferred Limited Partners in the business of the Partnership and are not intended to create any inference that the Limited Partners or the Preferred Limited Partners should be classified as general partners under the Act.

              (A) Neither any Limited Partner nor any Preferred Limited Partner shall have any liability under this Agreement except with respect to withholding under Section 7104 of the Code, in connection with any express provision of this Agreement by such Limited Partner or Preferred Limited Partner or as provided in the Act.

              (B) The General Partner shall not take any action which would subject a Limited Partner (in its capacity as Limited Partner) or a Preferred Limited Partner (in its capacity as a Preferred Limited Partner) to liability as a general partner.

              (C) No Partner shall take any action that would result in the Partnership being treated as an association taxable as a corporation, or as a corporation, for federal income tax purposes.

         SECTION 6.3 LIMITATIONS ON PARTNERS. No Partner or Affiliate of a Partner shall have any authority to perform (i) any act in violation of any applicable law or regulation thereunder, (ii) any act prohibited by Section 6.2(C), or (iii) any act which is required to be Consented to or ratified pursuant to this Agreement without such Consent or ratification.

              (A) No action shall be taken by a Partner if it would cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes or, without the Consent of the General Partner, as a publicly traded partnership within the meaning of Section 7.6 of the Code. A determination of whether such action will have the above-described effect shall be based upon a declaratory judgment or similar relief obtained from a court of competent jurisdiction, a favorable ruling from the IRS or the receipt of a written opinion of counsel.

         SECTION 6.4 BUSINESS WITH AFFILIATES. The General Partner, in its discretion, may cause the Partnership to transact business with any Partner or its Affiliates for goods or services reasonably required in the conduct of the Partnership's business; PROVIDED that any such transaction shall be effected only on terms competitive with those that may be obtained in the marketplace from unaffiliated Persons. The foregoing proviso shall not apply to transactions between the Partnership and its Subsidiaries. In addition, neither the General Partner nor any Affiliate of the General Partner may sell, transfer or otherwise convey any property to, or purchase any property from, the Partnership, except
(i) on terms competitive with those that may be obtained in the marketplace from unaffiliated Persons or (ii) where the General Partner determines, in its sole judgment, that such sale, transfer or conveyance confers benefits on the General Partner or the Partnership in respect of matters of tax or corporate or financial structure; PROVIDED, in the case of this clause (ii), such sale, transfer or conveyance is not being effected for the purpose of materially disadvantaging the Limited Partners.

              (A) In furtherance of Section 6.4(A), the Partnership may lend or contribute to its Subsidiaries on terms and conditions established by the General Partner.

         SECTION 6.5 COMPENSATION; REIMBURSEMENT OF EXPENSES. In consideration for the General Partner's services to the Partnership in its capacity as General Partner, the Partnership shall pay on behalf of or reimburse to the General Partner all expenses of the General Partner incurred in connection with the management of the business and affairs of the Partnership, including all employee compensation of employees of the General Partner related to services performed for the Partnership and indemnity or other payments made pursuant to agreements entered into in furtherance of the Partnership's business. Except as otherwise set forth in this Agreement, the General Partner shall be fully and entirely reimbursed by the Partnership for any and all direct and indirect costs and expenses incurred in connection with the formation and continuation of the Partnership pursuant to this Agreement. In addition, the General Partner shall be reimbursed by the Partnership for all expenses incurred by the General Partner in connection with issuance of additional Partnership Interests.

         SECTION 6.6 LIABILITY FOR ACTS AND OMISSIONS. The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the other Partners for any act or omission performed or omitted in good faith on behalf of the Partnership and in a manner reasonably believed to be (i) within the scope of the authority granted by this Agreement and (ii) in the best interests of the Partnership or the shareholders of the General Partner. In exercising its authority hereunder, the General Partner may, but shall not be under any obligation to, take into account the tax consequences to any Partner of any action it undertakes on behalf of the Partnership. Neither the General Partner nor the Partnership shall have any liability as a result of any income tax liability incurred by a Partner as a result of any action or inaction of the General Partner hereunder in good faith and, by their execution of this Agreement, the Limited Partners and the Preferred Limited Partners acknowledge the foregoing.

              (A) Unless otherwise prohibited hereunder, the General Partner shall be entitled to exercise any of the powers granted to it and perform any of the duties required of it under this Agreement directly or through any agent. The General Partner shall not be responsible for any misconduct or negligence on the part of any agent; PROVIDED that the General Partner selected or appointed such agent in good faith.

              (B) The General Partner acknowledges that it owes fiduciary duties both to its shareholders and to the Limited Partners and the Preferred Limited Partners and it shall use its reasonable efforts to discharge such duties to each; PROVIDED, HOWEVER, that in the event of a conflict between the interests of the shareholders of the General Partner and the interests of the Limited Partners or the Preferred Limited Partners, the Limited Partners and the Preferred Limited Partners agree that the General Partner shall discharge its fiduciary duties to the Limited Partners and the Preferred Limited Partners by acting in the best interests of the General Partner's shareholders. Nothing contained in the preceding sentence shall be construed as entitling the General Partner to realize any profit or gain from any transaction between the General Partner and the Partnership (except in connection with a distribution in accordance with this Agreement), including from the lending of money by the General Partner to the Partnership or the contribution of property by the General Partner to the Partnership, it being understood that in any such transaction the General Partner shall be entitled to cost recovery only.

         The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner.

         SECTION 6.7 INDEMNIFICATION. The Partnership shall indemnify the General Partner and each director, officer and shareholder of the General Partner and each Person (including any Affiliate) designated as an agent by the General Partner in its reasonable discretion (each, an "Indemnified Party") to the fullest extent permitted under the Act (including any procedures set forth therein regarding advancement of expenses to such Indemnified Party) from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys' fees), judgments, fines, settlements and any other amounts out of or in connection with any claims, demands, actions, suits or proceedings (civil, criminal or administrative) relating to or resulting (directly or indirectly) from the operations of the Partnership, in which such Indemnified Party becomes involved, or reasonably believes it may become involved, as a result of the capacity referred to above.

              (A) The Partnership shall have the authority to purchase and maintain such insurance policies on behalf of the Indemnified Parties as the General Partner shall determine, which policies may cover those liabilities the General Partner reasonably believes may be incurred by an Indemnified Party in connection with the operation of the business of the Partnership. The right to procure such insurance on behalf of the Indemnified Parties shall in no way mitigate or otherwise affect the right of any such Indemnified Party to indemnification pursuant to Section 6.7(A) hereof.

              (B) The provisions of this Section 6.7 are for the benefit of the Indemnified Parties, their heirs, executors, guardians, conservators, successors, assigns and administrators and shall not be deemed to create any rights in or benefit to any other Person.


--------------------------------------------------------------------------------
            ARTICLE VII - ADMINISTRATIVE, FINANCIAL AND TAX MATTERS
--------------------------------------------------------------------------------


         SECTION 7.1 BOOKS AND RECORDS. The General Partner shall maintain at the office of the Partnership full and accurate books of the Partnership showing all receipts and expenditures, assets and liabilities, profits and losses, names and current addresses of Partners, and all other records necessary for recording the Partnership's business and affairs. Each Limited Partner and Preferred Limited Partner shall have, upon written demand and at such Limited Partner's or Preferred Limited Partner's expense, as the case may be, the right to receive true and complete information regarding Partnership matters to the extent required (and subject to the limitations) under Delaware law.

         SECTION 7.2 ANNUAL AUDIT AND ACCOUNTING. The books and records of the Partnership shall be kept for financial and tax reporting purposes on the accrual basis of accounting in accordance with generally accepted accounting principles ("GAAP"). The accounts of the Partnership shall be audited annually by a nationally recognized accounting firm of independent public accountants selected by the General Partner (the "Independent Accountants").

         SECTION 7.3 PARTNERSHIP FUNDS. The General Partner shall have responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its direct or indirect possession or control. All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may from time to time determine.

         SECTION 7.4 REPORTS AND NOTICES. The General Partner shall provide all Partners with the following reports no later than the dates indicated or as soon thereafter as circumstances permit:

              (A) By March 31 of each year, IRS Form 1065 and Schedule K-1, or similar forms as may be required by the IRS, stating each Partner's allocable share of income, gain, loss, deduction or credit for the prior Fiscal Year;

              (B) Within ninety (90) days after the end of each of the first three (3) fiscal quarters, as of the last day of the fiscal quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner if such statements are prepared on a consolidated basis with the General Partner, and such other information as may be legally required or determined to be appropriate by the General Partner; and

              (C) Within one hundred twenty (120) days after the end of each Fiscal Year, as of the close of the Fiscal Year, an annual report containing audited financial statements of the Partnership, or of the General Partner if such statements are prepared on a consolidated basis with the General Partner, presented in accordance with GAAP and certified by the Independent Accountants.

         SECTION 7.5 TAX MATTERS. The General Partner shall be the Tax Matters Partner of the Partnership for federal income tax matters pursuant to Code
Section 6231(a)(7)(A). The Tax Matters Partner is authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. The Tax Matters Partner shall deliver to the Limited Partners and Preferred Limited Partners within ten (10) business days of the receipt thereof a copy of any notice or other communication with respect to the Partnership received from the IRS (or other governmental tax authority), or any court, in each case with respect to any administrative or judicial proceeding involving the Partnership. The Partners agree to cooperate with each other in connection with the conduct of all proceedings pursuant to this Section 7.5(A).

              (A) The Tax Matters Partner shall receive no compensation for its services in such capacity. If the Tax Matters Partner incurs any costs related to any tax audit, declaration of any tax deficiency or any administrative proceeding or litigation involving any Partnership tax matter, such amount shall be an expense of the Partnership and the Tax Matters Partner shall be entitled to full reimbursement therefor.

              (B) The General Partner shall cause to be prepared all federal, state and local income tax returns required of the Partnership at the Partnership's expense.

              (C) Except as set forth herein, the General Partner shall determine whether to make (and, if necessary, revoke) any tax election available to the Partnership under the Code or any state tax law; PROVIDED, HOWEVER, upon the request of any Partner, the General Partner shall make the election under Code Section 754 and the Treasury Regulations promulgated thereunder. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership in accordance with the provisions of Code Section 709.

         SECTION 7.6 WITHHOLDING. Each Partner hereby authorizes the Partnership to withhold from or pay to any taxing authority on behalf of such Partner any tax that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner. Any amount paid to any taxing authority which does not constitute a reduction in the amount otherwise distributable to such Partner shall be treated as a loan from the Partnership to such Partner, which loan shall bear interest at the "prime rate" as published from time to time in THE WALL STREET JOURNAL plus two
(2) percentage points, and shall be repaid within ten (10) business days after request for repayment from the General Partner. The obligation to repay any such loan shall be secured by such Partner's Partnership Interest and each Partner hereby grants the Partnership a security interest in his Partnership Interest for the purposes set forth in this Section 7.6, this Section 7.6 being intended to serve as a security agreement for purposes of the Uniform Commercial Code with the Partnership having in respect hereof all of the remedies of a secured party under the Uniform Commercial Code. Each Partner agrees to take such reasonable actions as the General Partner may request to perfect and continue the perfection of the security interest granted hereby. In the event any Partner fails to repay any deemed loan pursuant to this Section 7.6, the Partnership shall be entitled to avail itself of any rights and remedies it may have. Furthermore, upon the expiration of ten (10) business days after demand for payment, the General Partner shall have the right, but not the obligation, to make the payment to the Partnership on behalf of the defaulting Partner and thereupon be subrogated to the rights of the Partnership with respect to such defaulting Partner.

--------------------------------------------------------------------------------
                ARTICLE VIII - TRANSFER OF PARTNERSHIP INTERESTS;
                               ADMISSION OF PARTNERS
--------------------------------------------------------------------------------


         SECTION 8.1 TRANSFER BY GENERAL PARTNER. The General Partner may not voluntarily withdraw or, except as provided in Section 8.2, Transfer all or any portion of its General Partner Interest. Notwithstanding the foregoing, the General Partner may pledge its General Partner Interest in furtherance of the Partnership's business (including, without limitation, in connection with a loan agreement under which the Partnership is a borrower) without the Consent of any Partner.

         SECTION 8.2 OBLIGATIONS OF A PRIOR GENERAL PARTNER. Upon an Involuntary Withdrawal of the General Partner, the General Partner's Interest may be transferred to a successor with the Consent of the holders of a majority of each of the Partnership Units and the Preferred Units, voting separately. The transferring General Partner shall (i) remain liable for all obligations and liabilities (other than Partnership liabilities payable solely from Partnership Assets) incurred by it as General Partner before the effective date of such event and (ii) pay all costs associated with the admission of its Successor General Partner. However, such General Partner shall be free of and held harmless by the Partnership against any obligation or liability incurred on account of the activities of the Partnership from and after the effective date of such event, except as provided in this Agreement.

         SECTION 8.3 SUCCESSOR GENERAL PARTNER. A successor to all of a General Partner's General Partner Interest who has been approved in accordance with
Section 8.2 shall be admitted as the Successor General Partner, effective immediately prior to the Transfer. Any such Successor shall carry on the business of the Partnership without dissolution. In addition, the following conditions must be satisfied:

              (A) The Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner;

              (B) An amendment to this Agreement evidencing the admission of such Person as a General Partner shall have been executed by all General Partners and an amendment to the Certificate shall have been filed as required by the Act; and

              (C) Any Consent required under Section 11.1(A) hereof shall have been obtained.

         SECTION 8.4 RESTRICTIONS ON TRANSFER AND WITHDRAWAL BY LIMITED PARTNER.

              (A) Subject to the provisions of Section 8.4(D), no Limited Partner or Preferred Limited Partner may Transfer all or any portion of its Partnership Interest without first obtaining the Consent of the General Partner, which Consent may be granted or withheld in the sole and absolute discretion of the General Partner. Any such purported Transfer undertaken without such Consent shall be considered to be null and void AB INITIO and shall not be given effect.

              (B) No Limited Partner or Preferred Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (A) above or clause (D) below or a Transfer pursuant to clause (C) below) of all of such Limited Partner's Partnership Units or such Preferred Limited Partner's Preferred Units pursuant to this Article VIII or pursuant to a redemption or exchange of all of such Limited Partner's or Preferred Limited Partner's Partnership Units pursuant to Article IX. Upon the permitted Transfer or redemption of all of a Limited Partner's or Preferred Limited Partner's Partnership Interests, such Limited Partner or Preferred Limited Partner shall cease to be a Limited Partner or Preferred Limited Partner, as the case may be.

              (C) Upon the Involuntary Withdrawal of any Limited Partner or Preferred Limited Partner (which shall under no circumstance in and of itself cause the dissolution of the Partnership), the executor, administrator, trustee, guardian, receiver or conservator of such Limited Partner's or Preferred Limited Partner's estate shall become a Substituted Limited Partner or Substituted Preferred Limited Partner upon compliance with the provisions of Section 8.5(A)(1)-(3).

              (D) Subject to clause (E) below, a Limited Partner or Preferred Limited Partner may Transfer, with the Consent of the General Partner, all or a portion of such Limited Partner's or Preferred Limited Partner's Partnership Interests to (a) a parent or parents, spouse, natural or adopted descendant or brother or sister, or a trust created by such Limited Partner or Preferred Limited Partner for the benefit of such Limited Partner or Preferred Limited Partner and/or any such Person(s), of which trust such Limited Partner or Preferred Limited Partner or any such Person(s) is a trustee, (b) a corporation controlled by a Person or Persons named in (a) above, (c) if the Limited Partner or Preferred Limited Partner is an entity, its beneficial owners, or (d) a family limited partnership comprised of members of the family of a Limited Partner or a Preferred Limited Partner, and the General Partner shall grant its Consent to any Transfer pursuant to this Section 8.4(D) unless such Transfer, in the reasonable judgment of the General Partner, would cause (or have the potential to cause) the General Partner to fail to qualify for taxation as a REIT, in which case the General Partner shall have the sole and absolute discretion to refuse to permit such Transfer, and any purported Transfer in violation of this Section 8.4(D) shall be null and void AB INITIO and shall not be given effect.

              (E) No Transfer of Limited Partnership Interests or Preferred Limited Partner Partnership Interests shall be made if such Transfer would (i) in the opinion of Partnership counsel, cause the Partnership to be terminated for federal income tax purposes or to be treated as an association taxable as a corporation (rather than a partnership) for federal income tax purposes; (ii) be effected through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704 and the Treasury Regulations thereunder; (iii) in the opinion of Partnership counsel, violate the provisions of applicable securities laws;
(iv) violate the terms of (or result in a default or acceleration under) any law, rule, regulation, agreement or commitment binding on the Partnership; (v) cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the
Code); (vi) in the opinion of counsel to the Partnership, cause any portion of the underlying assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; or
(vii) result in a deemed distribution to any Partner attributable to a failure to meet the requirements of Treasury Regulations Section 1.752-2(d)(1), unless such Partner consents thereto.

              (F)       Prior to the consummation of any Transfer under this
Section 8.4, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

         SECTION 8.5 SUBSTITUTED LIMITED PARTNER.

              (A) No transferee shall become a Substituted Limited Partner or Substituted Preferred Limited Partner in place of its assignor unless and until the following conditions have been satisfied:

                        (1) The assignor and transferee file a Notice or other evidence of Transfer and such other information reasonably required by the General Partner, including, without limitation, names, addresses and telephone numbers of the assignor and transferee;

                        (2) The transferee executes, adopts and acknowledges this Agreement, or a counterpart hereto, and such other documents as may be reasonably requested by the General Partner, including without limitation, all documents necessary to comply with applicable tax and/or securities rules and regulations; and

                        (3) The assignor or transferee pays all costs and fees incurred or charged by the Partnership to effect the Transfer and substitution.

              (B) If a transferee of a Limited Partner or Preferred Limited Partner does not become a Substituted Limited Partner or Substituted Preferred Limited Partner pursuant to Section 8.5(A), such transferee shall be an Assignee and shall not have any rights to require any information on account of the Partnership's business, to inspect the Partnership's books or to vote or otherwise take part in the affairs of the Partnership (such Partnership Interests being deemed to have been voted in the same proportion as all other Partnership Interests held by Limited Partners or Preferred Limited Partners, as the case may be, have been voted). Such Assignee shall be entitled, however, to all the rights of an assignee of a limited partner interest under the Act. Any Assignee wishing to Transfer the Partnership Units acquired shall be subject to the restrictions set forth in this Article VIII.

         SECTION 8.6 TIMING AND EFFECT OF TRANSFERS. Unless the General Partner agrees otherwise, Transfers under this Article VIII may only be made as of the first day of a fiscal quarter of the Partnership. Upon any Transfer of a Partnership Interest in accordance with this Article VIII or redemption of a Partnership Interest in accordance with Article IX, the Partnership shall allocate all items of Profit and Loss between the assignor and the transferee in accordance with Section 5.2(F)(2) hereof. The assignor shall have the right to receive all distributions as to which the Record Date precedes the date of Transfer and the transferee shall have the right to receive all distributions thereafter.

         SECTION 8.7 ADDITIONAL LIMITED PARTNERS. Other than in accordance with the transactions specified in the Contribution Agreements, after the initial execution of this Agreement and the admission to the Partnership of the Initial Limited Partners, any Person making a Capital Contribution to the Partnership in accordance herewith shall be admitted as an Additional Limited Partner or Additional Preferred Limited Partner only (i) with the Consent of the General Partner and (ii) upon execution, adoption and acknowledgment of this Agreement, or a counterpart hereto, and such other documents as may be reasonably requested by the General Partner, including, without limitation, the power of attorney required under Section 12.3. Upon satisfaction of the foregoing requirements, such Person shall be admitted as an Additional Limited Partner or Additional Preferred Limited Partner effective on the date upon which the name of such Person is recorded on the books of the Partnership.

         SECTION 8.8 AMENDMENT OF AGREEMENT AND CERTIFICATE. Upon any admission of a Person as a Partner to the Partnership, the General Partner shall make any necessary amendment to this Agreement to reflect such admission and, if required by the Act, to cause to be filed an amendment to the Certificate.

         SECTION 8.9 PLEDGES. No Limited Partner or Preferred Limited Partner may pledge, mortgage, hypothecate or encumber any Limited Partnership Interest or Preferred Limited Partner Partnership Interest, without first obtaining the Consent of the General Partner, which Consent may be granted or withheld in the sole and absolute discretion of the General Partner. Any such purported pledge, mortgage, hypothecation or encumbrance undertaken without such Consent shall be considered null and void AB INITIO and shall not be given effect.


--------------------------------------------------------------------------------
                     ARTICLE IX - REDEMPTION AND CONVERSION
--------------------------------------------------------------------------------


         SECTION 9.1 RIGHT OF REDEMPTION.

              (A) Subject to compliance with (v) the Act, (w) the terms and conditions of the REIT Charter, (x) all requirements under the Code applicable to real estate investment trusts, (y) Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or any other law as in effect from time to time and (z) any applicable rule or policy of any stock exchange or self-regulatory organization (a "Redemption Restriction"), except if prohibited by other contractual obligations, during each Redemption Period each Redeeming Party shall have the right to exercise its Redemption Rights by providing the General Partner with a Redemption Notice. A Limited Partner may invoke its rights under this Article IX with respect to one or more Partnership Units or all of the Partnership Units held by such Limited Partner. Upon the General Partner's receipt of a Redemption Notice from a Redeeming Party, the Partnership shall be obligated (subject to the existence of any Redemption Restriction) to redeem the Partnership Units from such Redeeming Party (the "Redemption Obligation").

              (B) Upon receipt of a Redemption Notice from a Redeeming Party, the General Partner shall either (i) cause the Partnership to redeem the Partnership Units tendered in the Redemption Notice, (ii) assume the Redemption Obligation, as set forth in Section 9.4, or (iii) provide written Notice to the Redeeming Party of each applicable Redemption Restriction.

         SECTION 9.2 TIMING OF REDEMPTION. The Redemption Obligation (or the obligation to provide Notice of an applicable Redemption Restriction, if one exists) shall mature on the date which is seven (7) business days after the receipt by the General Partner of a Redemption Notice from the Redeeming Party (the "Redemption Date").

         SECTION 9.3 REDEMPTION PRICE. On or before the Redemption Date, the Partnership (or the General Partner if it elects pursuant to Section 9.4) shall deliver to the Redeeming Party, in the sole and absolute discretion of the General Partner, either (i) a Share Payment or (ii) a Cash Payment; PROVIDED, HOWEVER, that a Share Payment shall not be made, and a Cash Payment shall instead be made in all cases, if, in the sole and absolute discretion of the General Partner, the making of a Share Payment would result in a material risk of termination of the General Partner's status as a REIT under the Code. In order to enable the Partnership to effect a redemption by making a Share Payment pursuant to this Section 9.3, the General Partner in its sole and absolute discretion may issue to the Partnership the number of REIT Shares required to make such Share Payment in exchange for the issuance to the General Partner of Partnership Units equal in number to the quotient of the number of REIT Shares issued and the Conversion Factor. Any such Partnership Unit redeemed by the Partnership shall be deemed canceled.

         SECTION 9.4 ASSUMPTION OF REDEMPTION OBLIGATION. Upon receipt of a Redemption Notice, the General Partner, in its sole and absolute discretion, shall have the right to assume the Redemption Obligation of the Partnership. In such case, the General Partner shall be substituted for the Partnership for all purposes of this Article IX and, upon acquisition of the Partnership Units tendered by the Redeeming Party pursuant to the Redemption Notice shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Such Partnership Units shall constitute General Partner Interests. Such exchange transaction shall be treated for federal income tax purposes by the Partnership, the General Partner and the Redeeming Party as a sale by the Redeeming Party as seller to the General Partner as purchaser.

         SECTION 9.5 FURTHER ASSURANCES; CERTAIN REPRESENTATIONS. Each party to this Agreement agrees to execute any documents deemed reasonably necessary by the General Partner to evidence the of issuance of any Share Payment to a Redeeming Party. Each Limited Partner and Preferred Limited Partner, by executing this Agreement, shall be deemed to have represented to the General Partner and the Partnership that (i) its acquisition of its Partnership Interest is or will be made as a principal for its own account, for investment purposes only and not with a view to the resale or distribution of such Partnership Interest and (ii) if it shall receive REIT Shares pursuant to this Article IX other than pursuant to an effective registration statement under the Securities Act of 1933, as amended, that its acquisition of such REIT Shares is or will be made as a principal for its own account, for investment purposes only and not with a view to the resale or distribution of such REIT Shares and agrees that such REIT Shares may bear a legend to the effect that such REIT Shares have not been so registered and may not be sold other than pursuant to such a registration statement or an exemption from the registration requirements of such Act.

         SECTION 9.6 EFFECT OF REDEMPTION. Upon the satisfaction of the Redemption Obligation by the Partnership or the General Partner, as the case may be, the Redeeming Party shall have no further right to receive any Partnership distributions in respect of the Partnership Units so redeemed and shall be deemed to have represented to the Partnership and the General Partner that the Partnership Units tendered for redemption are not subject to any liens, claims or encumbrances.

         SECTION 9.7 REGISTRATION RIGHTS. In the event a Limited Partner receives REIT Shares in connection with a redemption of Partnership Units pursuant to this Article IX, such Limited Partner shall be entitled to have such REIT Shares registered under the Securities Act of 1933, as amended, as provided in the Registration Rights Agreement.

         SECTION 9.8 CONVERSION.

              (A) (1) Each Limited Partner holding Preferred Units which are convertible into Partnership Units under the terms of this Agreement shall have the right, at any time or from time to time, to convert after the Conversion Commencement Date applicable to such Preferred Units some or all of such Preferred Units into Partnership Units, effective upon January 1, April 1, July 1 or October 1 of any year, by providing the General Partner with a Conversion Notice not less than 30 days prior to the effective date of such conversion. Upon the effective date of any such conversion, each Preferred Unit which is the subject of such conversion shall be converted, without necessity of any further action by the General Partner, into that number of Partnership Units the Limited Partner is entitled to receive on such conversion equal to the applicable Conversion Factor plus an amount of cash equal to the accrued Priority Return Amount in respect of such Preferred Unit. With respect to any series of Preferred Units issued to the General Partner pursuant to Section 4.2(B) of this Agreement, the Conversion Commencement Date and the applicable Conversion Factor shall be the conversion commencement date and conversion factor of the related issuance of securities by the General Partner as provided in Section 4.2(B) of this Agreement. With respect to preferred units issued by the Partnership to Persons other than the General Partner, the Conversion Commencement Date and the Conversion Factor shall be set forth on the Addendum to EXHIBIT 1 hereto or otherwise set forth in an amendment to this Agreement. In any case in which the conversion into Partnership Units would result in the issuance of a fractional Partnership Unit, the General Partner shall pay the converting Limiting Partner cash in lieu of issuance of a fractional Partnership Unit, with the value of such fractional interest being determined by the Unit Value applicable on the date of conversion.

                        (2) Other classes of Preferred Units, if any, issued to Limited Partners after the date hereof shall be convertible into Partnership Units on such terms as may be agreed by the Partnership and the holder of such Preferred Units, and the right to convert such Preferred Units shall be subject to such further restrictions and limitations as may be agreed upon.

                        (3) At such time as any Series A Preferred REIT Shares issued by the General Partner are converted into REIT Shares by the holder thereof, an equal number of Series A Preferred Units held by the General Partner shall automatically be converted into a number of Partnership Units equal to the number of REIT Shares issued by the General Partner upon the conversion of such Series A Preferred REIT Shares.

                        (4) In any case in which the conversion into Partnership Units under this Section 9.8(A) would result in the issuance of a fractional Partnership Unit, the General Partner shall pay the converting Partner cash in lieu of issuance of a fractional Partnership Unit, with the value of such fractional interest being determined by reference to the Unit Value applicable on the date of conversion.

              (B) In any case in which there is an unpaid Priority Return Amount with respect to a Preferred Unit that is converted pursuant to paragraph
(A) of this Section, the converting Partner shall continue to have the right to distributions (and allocations) under Article V and Section 10.2 of this Agreement as if the converting Partner continued to hold the converted Preferred Unit until the unpaid distributions (and related allocations) have been paid (or allocated). Notwithstanding anything to the contrary in this Section 9.8(B) or
Section 5.3(A)(1) hereof, in any case in which there is an unpaid Priority Return Amount with respect to a Series A Preferred Unit that is converted pursuant to Section 9.8(A) hereof, the converting Partner shall be entitled to distributions (and allocations) under Article V and Section 10.2 of this Agreement to the same extent and in the same amount as the holder of the Series A Preferred REIT Shares with respect to which such Series A Preferred Units are being converted is entitled to receive dividends from the General Partner upon the conversion of such Series A Preferred REIT Shares.

         SECTION 9.9 REDEMPTION RESTRICTION.

              (A) The General Partner shall not take, or cause to be taken, any action which would cause a Redemption Restriction to exist or continue.

              (B) The General Partner shall, at its cost and expense, take, or cause to be taken, all such actions that may be necessary or desirable to mitigate the existence or effect of any Redemption Restriction and to facilitate and make effective the rights of redemption and conversion provided in this Article IX.

         SECTION 9.10 SPECIAL EVENT

              (A) Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Special Event (whether before or after September 1, 1998), each Redeeming Party shall immediately have the unconditional right (irrespective of whether a Redemption Restriction exists or could thereby be created other than a Redemption Restriction under the Act) to require the Partnership to redeem all or a portion of the Partnership Units held by such Redeeming Party by providing the General Partner with a Redemption Notice. A Limited Partner may invoke its rights under this Section 9.10 with respect to one or more Partnership Units or all of the Partnership Units held by such Limited Partner. Any such redemption shall otherwise be governed by and effected and implemented pursuant to this Article IX as if no Redemption Restriction existed.

              (B) Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Special Event (whether before or after October 1, 1999), each Preferred Limited Partner shall have the right effective upon the happening of such Special Event, at any time or from time to time, to convert some or all of its Preferred Units into Limited Partner Interests by providing the General Partner with a Conversion Notice. Any such conversion shall otherwise be governed by and effected and implemented pursuant to this Article IX.

              (C) "Special Event" means the occurrence of any of the following:

                        (1) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) other than the Permitted Holders, directly or indirectly, makes an offer to purchase or commences a tender offer for REIT Shares such that, after acquiring all such REIT Shares offered to be acquired or tendered for, such person or group would then be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 20% or more of the total number of REIT Shares then issued and outstanding; or

                        (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (C)(1) above, except that for purposes of this clause (II) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power represented by all the REIT Shares then outstanding; or

                        (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Trustees of COPT (together with any new directors whose election by such Board of Trustees or whose nomination for election by the shareholders of COPT was approved by a vote of 66 2/3% of the directors of COPT then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of COPT then in office; or

         the merger or consolidation of COPT with or into another Person or the merger or consolidation of another Person with or into COPT, or the sale of all or substantially all the assets of COPT to another Person (other than a Person that is controlled by the Permitted Holders in the aggregate), and, in the case of any such merger or consolidation, the securities of COPT that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the REIT Shares are changed into or exchanged for cash, securities or property.

              (D) "Permitted Holders" means Jay H. Shidler, Clay W. Hamlin III, Westbrook Real Estate Fund I, L.P. and Westbrook Real Estate Co. Investment Partnership I, L.P. and any corporation, partnership, trust, estate or other legal entity controlled by any of the foregoing Persons (or jointly controlled by Messrs. Shidler and Hamlin).

--------------------------------------------------------------------------------
                    ARTICLE X - DISSOLUTION AND LIQUIDATION
--------------------------------------------------------------------------------


         SECTION 10.1 TERM AND DISSOLUTION. The Partnership commenced as of October 10, 1997, and shall continue until October 31, 2096, at which time the Partnership shall dissolve, or until dissolution occurs prior to that date at any time there are no Limited Partners of the Partnership and for any one of the following reasons:

              (A) An Involuntary Withdrawal or a voluntary withdrawal, even though in violation of this Agreement, of the General Partner or any other event that causes the General Partner to cease to be a general partner under the Act (other than a Transfer to a Successor General Partner in accordance with Article VIII) unless, within ninety (90) days after such event, a majority of the Limited Partners remaining agree in writing to the continuation of the Partnership and to the appointment, effective as of the date of such event, of a Successor General Partner;

              (B) Entry of a decree of judicial dissolution of the Partnership under the Act;

              (C) The sale, exchange or other disposition of all or substantially all of the Partnership Assets; or

              (D) The affirmative vote of the holders of not less than two-thirds of the Limited Partner Interests.

         For purposes of this Section 10.1 and Section 10.2, Preferred Units shall be treated as if they have been converted on the date of any such vote into Limited Partner Interests pursuant to Section 9.8 and the Preferred Limited Partners holding such Preferred Units shall be treated as Limited Partners.

         SECTION 10.2 LIQUIDATION OF PARTNERSHIP ASSETS

              (A) Subject to Section 10.2(E), in the event of dissolution pursuant to Section 10.1, the Partnership shall continue solely for purposes of winding up the affairs of, achieving a final termination of, and satisfaction of the creditors of, the Partnership. The General Partner (or, if there is no General Partner remaining, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for oversight of the winding-up and termination of the Partnership. The Liquidator shall obtain a full accounting of the assets and liabilities of the Partnership and such Partnership Assets shall be liquidated (including, at the discretion of the Liquidator, in exchange, in whole or in part, for REIT Shares) as promptly as the Liquidator is able to do so without any undue loss in value, with the proceeds therefrom applied and distributed in the following order:

                        (1) First, to creditors, including partners who are creditors, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Partners and former Partners;

                        (2) Second, to the Preferred Limited Partners holding Preferred Units entitled to a Liquidation Preference in amounts equal to the Liquidation Preference;

                        (3) Third, to the Preferred Limited Partners holding Preferred Units entitled to Priority Return Amounts in amounts equal to any unpaid Priority Return Amounts;

                        (4) Fourth, to Partners and former Partners in satisfaction of liabilities for distributions; and

                        (5) The balance, if any, to the Partners in accordance with their positive Capital Accounts after giving effect to all contributions, distributions (including, without limitation, distributions pursuant to Section 10.2(A)(2)) and allocations for all periods; provided, however, that after distribution of the Liquidation Preference and Priority Return Amounts, a Preferred Limited Partner shall be entitled to no further payment pursuant to this Section with respect to such Preferred Unit.

         Distributions made pursuant to this Section 10.2(A) to Preferred Limited Partners holding Senior Preferred Units and/or Junior Preferred Units shall be made first to the Preferred Limited Partners with respect to classes or series of Preferred Units which are Senior Preferred Units, and thereafter to Preferred Limited Partners with respect to classes or series of Preferred Units which are Junior Preferred Units.

              (B) In accordance with Section 10.2(A), the Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership Assets; PROVIDED, HOWEVER, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership Assets would cause undue loss to the Partners, the Liquidator may defer the liquidation except (i) to the extent provided by the Act or (ii) as may be necessary to satisfy the debts and liabilities of the Partnership to Persons other than the Partners.

              (C) If, in the sole and absolute discretion of the Liquidator, there are Partnership Assets that the Liquidator will not be able to liquidate, or if the liquidation of such assets would result in undue loss to the Partners, the Liquidator may distribute such Partnership Assets to the Partners in kind, in lieu of cash, as tenants-in-common in accordance with the priorities set forth in Section 10.2(A). The foregoing notwithstanding, such in-kind distributions shall only be made if in the Liquidator's good faith-judgment that is in the best interest of the Partners.

              (D) Upon the complete liquidation and distribution of the Partnership Assets, the Partners shall cease to be partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the Partnership. Upon the dissolution of the Partnership pursuant to Section 10.1, the Liquidator shall cause to be prepared, and shall furnish to each Partner, a statement setting forth the assets and liabilities of the Partnership. Promptly following the complete liquidation and distribution of the Partnership Assets, the Liquidator shall furnish to each Partner a statement showing the manner in which the Partnership Assets were liquidated and distributed.

              (E) Notwithstanding the foregoing provisions of this Section 10.2, in the event that the Partnership shall dissolve as a result of the type expiration of the term provided for herein or as a result of the occurrence of an event of the type described in Section 10.1(B) or (C), then each Limited Partner shall be deemed to have delivered a Redemption Notice on the date of such dissolution. In connection with each such Redemption Notice, the General Partner shall have the option, subject to the Act, of either (i) complying with the redemption procedures contained in Article IX or (ii) at the request of any Limited Partner, delivering to such Limited Partner Partnership property approximately equal in value (after taking into account the liabilities herein referred to) to the amount otherwise distributable to such Partner under Section 10.2(A)(4) hereof upon the assumption by such Limited Partner of such Limited Partner's proportionate share of the Partnership's liabilities and payment by such Limited Partner (or the Partnership) of any excess (or deficiency) of the value of the property so delivered over the amount otherwise distributable to such Partner under Section 10.2(A)(4). In lieu of requiring such Limited Partner to assume its proportionate share of Partnership liabilities, the General Partner may, subject to the Act, deliver to such Limited Partner unencumbered Partnership property approximately equal in value to the amount otherwise distributable to such Partner under Section 10.2(A)(4). In furtherance of the foregoing, a Partner may be compelled to accept a distribution of any asset in kind from the Partnership despite the fact that the percentage of the assets distributed to such Partner, exceeds the percentage of that asset which is equal to the percentage in which he shares in distributions from the Partnership.

         SECTION 10.3 EFFECT OF TREASURY REGULATIONS.

              (A) In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) and there has been a dissolution of the Partnership under Section 10.1 hereof, distributions shall be made pursuant to this Article X to the General Partner, the Limited Partners, and the Preferred Limited Partners who have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions (without regard to this Section 10.3(A)), distributions and allocations), such Partner shall have no obligation to make any contribution to the capital of the Partnership. Any deficit restoration obligation pursuant to the provisions hereof shall be for the benefit of creditors of the Partnership or any other Person to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Partnership or the General Partner, in its capacity as general partner of the Partnership.

              (B) In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but there has been no dissolution of the Partnership under Section 10.1 hereof, then the Partnership Assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. In the event of such a liquidation there shall be deemed to have been a distribution of Partnership Assets in kind to the Partners in accordance with their respective Capital Accounts followed by a recontribution of the Partnership Assets by the Partners also in accordance with their respective Capital Accounts.

         SECTION 10.4 TIME FOR WINDING-UP. Anything in this Article X notwithstanding, a reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of the Partnership Assets in order to minimize any potential for losses as a result of such process. During the period of winding-up, this Agreement shall remain in full force and effect and shall govern the rights and relationships of the Partners INTER SE.

--------------------------------------------------------------------------------
                      ARTICLE XI - AMENDMENTS AND MEETINGS
--------------------------------------------------------------------------------


         SECTION 11.1 AMENDMENT PROCEDURE.

              (A) Amendments to this Agreement may be proposed by the General Partner. An amendment proposed at any time when the General Partner holds less than 90% of all Partnership Units will be adopted and effective only if it receives the Consent of the holders of a majority of each of the Partnership Units and Preferred Units, voting separately, not then held by the General Partner and an amendment proposed at any time when the General Partner holds 90% or more of all Partnership Units and Preferred Units may be made by the General Partner without the Consent of any Limited Partner or Preferred Limited Partner; PROVIDED, HOWEVER, no amendment shall be adopted if it would
(i) convert a Limited Partner's Partnership Interest or Preferred Limited Partner's Preferred Units into a general partner interest, (ii) increase the liability of a Limited Partner or a Preferred Limited Partner under this Agreement, (iii) except as otherwise permitted in this Agreement, alter the amount or the Partner's rights to distributions set forth in Article V or X, or the allocations set forth in Article IV, (iv) alter or modify any aspect of the Partner's rights with respect to redemption of Partnership Units or conversion of Preferred Units, (v) cause the early termination of the Partnership (other than pursuant to the terms hereof) or (vi) amend this Section 11.1(A), in each case without the Consent of each Partner adversely affected thereby. In connection with any proposed amendment of this Agreement requiring Consent, the General Partner shall either call a meeting to solicit the vote of the Partners or seek the written vote of the Partners to such amendment. In the case of a request for a written vote, the General Partner shall be authorized to impose such reasonable time limitations for response, but in no event less than ten
(10) days, with the failure to respond being deemed a vote consistent with the vote of the General Partner.

              (B) Notwithstanding the foregoing, Amendments may be made to this Agreement by the General Partner, without the Consent of any Limited Partner or Preferred Limited Partner, to (i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or make any other provisions with respect to matters or questions arising hereunder which will not be inconsistent with any other provision hereof; (iii) reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement (including the issuance of Partnership Units and Preferred Units to a Partner (including the General Partner) in accordance with the requirements of Section 4.2(A) or (B) hereof, and the designation of the preferences and rights of any such Preferred Units); or (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The General Partner shall reasonably promptly notify the Limited Partners and Preferred Limited Partners whenever it exercises its authority pursuant to this Section 11.1(B).

              (C) Within ten (10) days of the making of any proposal to amend this Agreement, the General Partner shall give all Partners Notice of such proposal (along with the text of the proposed amendment and a statement of its purposes).

         SECTION 11.2 MEETINGS AND VOTING.

              (A) Meetings of Partners may be called by the General Partner. The General Partner shall give all Partners Notice of the purpose of such proposed meeting not less than seven (7) days nor more than thirty (30) days prior to the date of the meeting. Meetings shall be held at a reasonable time and place selected by the General Partner. Whenever the vote or Consent of Partners is permitted or required hereunder, such vote or Consent shall be requested by the General Partner and may be given by the Partners in the same manner as set forth for a vote with respect to an amendment to this Agreement in
Section 11.1(A).

              (B) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written Consent setting forth the action to be taken is signed by the Partners owning Percentage Interests required to vote in favor of such action, which Consent may be evidenced in one or more instruments (for this purpose Preferred Units and Preferred Limited Partners shall be treated as provided in Section 10.1(D) in the case of a vote pursuant to such Section). Consents need not be solicited from any other Partner if the written Consent of a sufficient number of Partners has been obtained to take the action for which such solicitation was required.

              (C) Each Limited Partner and each Preferred Limited Partner may authorize any Person or Persons, including without limitation the General Partner, to act for him by proxy on all matters on which a Limited Partner or a Preferred Limited Partner may participate. Every proxy (i) must be signed by the Limited Partner, the Preferred Limited Partner or their attorney-in-fact, (ii) shall expire eleven (11) months from the date thereof unless the proxy provides otherwise and (iii) shall be revocable at the discretion of the Limited Partner or Preferred Limited Partner granting such proxy.

--------------------------------------------------------------------------------
                     ARTICLE XII - MISCELLANEOUS PROVISIONS
--------------------------------------------------------------------------------


         SECTION 12.1 TITLE TO PROPERTY. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more individuals, corporations, partnerships, limited liability companies, trusts or other entities.

         SECTION 12.2 OTHER ACTIVITIES OF LIMITED PARTNERS AND PREFERRED LIMITED PARTNERS. Except as expressly provided otherwise in this Agreement or in any other agreement entered into by a Limited Partner or a Preferred Limited Partner or any Affiliate of a Limited Partner or a Preferred Limited Partner and the Partnership, the General Partner or any Subsidiary of the Partnership or the General Partner, any Limited Partner or Preferred Limited Partner or any Affiliate of any Limited Partner or Preferred Limited Partner may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, including, without limitation, real estate business ventures, whether or not such other enterprises shall be in competition with any activities of the Partnership, the General Partner or any Subsidiary of the Partnership or the General Partner; and neither the Partnership, the General Partner, any such Subsidiary nor the other Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

         SECTION 12.3 POWER OF ATTORNEY.

              (A) Each Partner hereby irrevocably appoints and empowers the General Partner (which term shall include the Liquidator, in the event of a liquidation, for purposes of this Section 12.3) and each of their authorized officers and attorneys-in-fact with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to:

                        (1) make, execute, acknowledge, publish and file in the appropriate public offices (a) any duly approved amendments to the Certificate pursuant to the Act and to the laws of any state in which such documents are required to be filed; (b) any certificates, instruments or documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; (c) any other instrument which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file; (d) any documents which may be required to effect the continuation of the Partnership, the admission, withdrawal or substitution of any Partner pursuant to Article VIII, dissolution and termination of the Partnership pursuant to Article X, or the surrender of any rights or the assumption of any additional responsibilities by the General Partner; (e) any document which may be required to effect an amendment to this Agreement, to the extent such amendment is permitted by Section 11.1; and (f) all instruments (including this Agreement and amendments and restatements hereof) relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests issued pursuant to Section 4.2(B) of this Agreement; and

                        (2) sign, execute, swear to and acknowledge all voting ballots,

Consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement and appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

              (B) Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XI or as may be otherwise expressly provided for in this Agreement.

              (C) The foregoing grant of authority (i) is a special power of attorney, coupled with an interest, and it shall survive the disability or Involuntary Withdrawal of any Partner and shall extend to such Partner's heirs, executors, guardians, conservators, successors, assigns and personal representatives; (ii) may be exercised by the General Partner for each and every Partner acting as attorney-in-fact for each and every Partner; and (iii) shall survive the Transfer by a Limited Partner or Preferred Limited Partner of all or any portion of its Partnership Interest and shall be fully binding upon such transferee; except that the power of attorney shall survive such assignment with respect to the assignor Limited Partner or Preferred Limited Partner for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect the admission of the transferee as a Substituted Limited Partner or Substituted Preferred Limited Partner. Each Partner hereby agrees to be bound by any representations made by the General Partner acting in good faith pursuant to such power of attorney. Each Partner shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General Partner's request therefor, such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

         SECTION 12.4 NOTICES. All Notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to a Limited Partner or a Preferred Limited Partner, at the most current address given by such Limited Partner or Preferred Limited Partner to the General Partner by means of a Notice given in accordance with the provisions of this Section 12.4, which address initially is the address contained in the records of the General Partner or the Partnership, or (ii) if to the General Partner or the Partnership, Corporate Office Properties Trust, 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045-2272, Attn:
President.

         All such Notices and communications shall be deemed to have been duly given: at the time delivered by hand, if hand delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; or when receipt is acknowledged, if telecopied.

         SECTION 12.5 FURTHER ASSURANCES. The parties agree to execute and deliver all such documents, provide all such information and take or refrain from taking any action as may be necessary or desirable to achieve the purposes of this Agreement and the Partnership.

         SECTION 12.6 TITLES AND CAPTIONS. All article or section titles or captions in this Agreement are solely for convenience and shall not be deemed to be part of this Agreement or otherwise define, limit or extend the scope or intent of any provision hereof.

         SECTION 12.7 APPLICABLE LAW. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

         SECTION 12.8 BINDING AGREEMENT. This Agreement shall be binding upon the parties hereto, their heirs, executors, personal representatives, successors and assigns.

         SECTION 12.9 WAIVER OF PARTITION. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

         SECTION 12.10 COUNTERPARTS AND EFFECTIVENESS. This Agreement may be executed in several counterparts, which shall be treated as originals for all purposes, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart. Any such counterpart shall be admissible into evidence as an original hereof against each Person who executed it. The execution of this Agreement and delivery thereof by facsimile shall be sufficient for all purposes, and shall be binding upon any party who so executes.

         SECTION 12.11 SURVIVAL OF REPRESENTATIONS. All representations and warranties herein shall survive the dissolution and final liquidation of the Partnership.

         SECTION 12.12 ENTIRE AGREEMENT. This Agreement (and all Exhibits hereto) contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the Partners hereto relating to the subject matter of this Agreement which are not fully expressed herein and in said Exhibits.

         SECTION 12.13 Authorization and Consent. The General Partner, each Limited Partner and each Preferred Limited Partner hereby authorizes the General Partner, in the name and on behalf of the Partnership, to execute, deliver and perform the Senior Secured Credit Agreement dated as of September 30, 1997, and all amendments thereto ("Credit Agreement") between Royale Investments, Inc. ("Royale"), the Partnership, FCO Holdings, Inc., Blue Bell Investment Company, L.P., South Brunswick Investors, L.P., Comcourt Investors, L.P. and 6385 Flank Drive, L.P., as Loan parties, and Bankers Trust Company, as Banker, and each of the Security Documents (as defined in the Credit Agreement) to which it is to be a party or by which it is to be bound and to execute and deliver in the name and on behalf of the Partnership such instruments, agreements and documents and to take or refrain from taking all such action as it in its sole discretion shall deem necessary, desirable or advisable in connection with the foregoing and in connection with the Formation Agreement.

         SECTION 12.14 MERGER. The Partnership may merge with, or consolidate into, another business entity (as defined in Section 17-211(a) of the Act) upon approval by the General Partner and the Consent of the holders of a majority of each of the Partnership Units and the Preferred Units, voting separately. In accordance with Section 17-211 of the Act (including Section 17-211(g)), notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the General Partner and Consented to by the holders of a majority of each of the Partnership Units and the Preferred Units, voting separately, may (A) effect any amendment to this Agreement, or (B) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership of the merger or consolidation. Any amendment to this Agreement or adoption of a new partnership agreement made pursuant to the foregoing sentence shall be effective at the effective time or date of the merger or consolidation. The provisions of this Section shall not be construed to limit the accomplishment of a merger or of any of the matters referred to herein by any other means otherwise permitted by law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.


CORPORATE OFFICE PROPERTIES TRUST           Shidler Equities, L.P.

By: /s/ Randall M. Griffin                  By: /s/ Illegible
   ---------------------------------           --------------------------------
Name: Randall M. Griffin                    Name:
Title: President                            Title:

LBCW LIMITED PARTNERSHIP                    CHLB PARTNERSHIP

By: /s/ Clay W. Hamlin, III                 By: /s/ Clay W. Hamlin, III
   ---------------------------------           --------------------------------
Name: Clay W. Hamlin, III                   Name: Clay W. Hamlin, III
Title: General Partner                      Title: General Partner

JUNE Y.I. ITO TRUST                         FREDERICK K. ITO TRUST

By:                                         By:
   ---------------------------------           --------------------------------
Name:                                       Name:
Title:                                      Title:

TIGER SOUTH BRUNSWICK, L.L.C.               M.O.R. COMMONS LIMITED PARTNERSHIP

By:                                         By:
   ---------------------------------           --------------------------------
Name:                                       Name:
Title:                                      Title:

WESTBROOK REAL ESTATE FUND I, L.P.          WESTBROOK REAL ESTATE
                                            INVESTMENT PARTNERSHIP I, L.P.

By:                                         By:
   ---------------------------------           --------------------------------
Name:                                       Name:
Title:                                      Title:

M.O.R. XXIX ASSOCIATES                      M.O.R. 44 GATEWAY ASSOCIATES
LIMITED PARTNERSHIP                         LIMITED PARTNERSHIP

By:                                         By:
   ---------------------------------           --------------------------------
Name:                                       Name:
Title:                                      Title:


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ENTERPRISE NAUTICAL, INC.                    NEW PARKWAY DOMAIN
                                              GROUP ENTERPRISES, LLC

By:                                         By:
   ---------------------------------           --------------------------------
Name:                                       Name:
Title:                                      Title:

/s/ Jay H. Shidler                          /s/ Clay W. Hamlin, III
------------------------------------        -----------------------------------
Jay H. Shidler                              Clay W. Hamlin, III

/s/ Robert L. Denton                        /s/ James K. Davis
------------------------------------        -----------------------------------
Robert L. Denton                            James K. Davis


------------------------------------        -----------------------------------
John E. De B. Blockey                        Henry  D. Bullock
Trustee of the John E. de B. Blockey
Living Trust dated 9/12/88

                                            /s/ Denise J. Liszewski
------------------------------------        -----------------------------------
Bernice Reger                               Denise J. Liszewski

                                            /s/ David P. Hartsfield
------------------------------------        -----------------------------------
Samuel Tang                                  David P. Hartsfield


------------------------------------        -----------------------------------
Lawrence J. Taff                             Kimberly F. Acquino

/s/ John Parsinen
-------------------------------------        ----------------------------------
John Parsinen                                John Edward De Burgh Blockey


------------------------------------        -----------------------------------
John D. Parsinen, Jr.                        Sanda Juanita Blockey

                                                                       Exhibit 1

                              SCHEDULE OF PARTNERS


                                                                                   Series A           Series B
                                                                                  Preferred          Preferred
                                                                  Partnership     Partnership       Partnership
                                                                     Units           Units              Units
                                                                  -----------------------------------------------
GENERAL PARTNER

Corporate Office Properties Trust                                  15,503,088       984,308           1,250,000

LIMITED PARTNERS AND PREFERRED LIMITED PARTNERS

Jay H. Shidler                                                        452,878

Shidler Equities, L.P.                                              2,217,182

Clay W. Hamlin, III                                                   417,138

LBCW Limited Partnership                                            3,246,007

CHLB Partnership                                                      212,316

Robert L. Denton                                                      434,910

James K. Davis                                                         51,589

John E. De B. Blockey, Trustee of the John E. de B. Blockey           300,625
Living Trust dated 9/12/88

Henry  D. Bullock                                                     116,553

Frederick K. Ito Trust                                                 29,140

June Y.I. Ito Trust                                                   29,135

Bernice Reger                                                         268,671

Tiger South Brunswick, L.L.C.                                           6,778

Westbrook Real Estate Fund I, L.P.                                    792,279

Westbrook Real Estate Co. Investment Partnership I, L.P.               78,488

Denise J. Liszewski                                                    34,333

Samuel Tang                                                            22,889

David P. Hartsfield                                                    30,519

Lawrence J. Taff                                                       13,733

Kimberly F. Acquino                                                     5,874

M.O.R. XXIX Associates Limited Partnership                            148,381

M.O.R. 44 Gateway Associates Limited Partnership                            1

Enterprise Nautical, Inc.                                             100,000

John Parsinen                                                          90,000

John D. Parsinen, Jr.                                                  10,000

New Parkway Domain Group Enterprises, LLC                             326,768

M.O.R. Commons Limited Partnership                                          7

John Edward De Burgh Blockey and Sanda Juanita Blockey                 50,476
                                                                  -----------------------------------------------
                                                                     24,989,758     984,308           1,250,000
                                                                  --------------   ---------         ----------
                                                                  --------------   ---------         ----------


                                                              Exhibit 1 Addendum



Series                                                           Priority                                      Conversion
Preferred      Preferred           No. of         Liquidation    Return                      Conversion        Commencement
Units          Limited Partner     Units          Preference     Percentage*    Priority     Factor            Date
-----          ---------------     ---------      -----------    -----------    --------     ------            -----
  A            General Partner       984,308         $25           1.375%        Senior        1.8748               **
  B            General Partner     1,250,000         $25            2.50%        Senior         None                N/A



* Priority Return Percentage is expressed as a percentage of the Liquidation Preference per Distribution Period.

                     CORPORATE OFFICE PROPERTIES TRUST L.P.

                                    EXHIBIT 2

                                       TO

                          LIMITED PARTNERSHIP AGREEMENT

                     FORM OF REDEMPTION OR CONVERSION NOTICE

                         REDEMPTION [CONVERSION] NOTICE

         The undersigned hereby irrevocably (i) elects to exercise its [redemption] [conversion] rights contained in ARTICLE IX of the Limited Partnership Agreement of Corporate Office Properties, L.P. (the "Partnership Agreement") with respect to an aggregate of __________ [Partnership Units] [Preferred Units], (ii) surrenders such [Partnership Units] [Preferred Units] and all right, title and interest therein and (iii) directs that the [REIT Shares (or applicable cash amount if so determined by the General Partner in accordance with the Partnership Agreement)] [Units of Limited Partner Interest] deliverable upon [redemption] [conversion] of such [Partnership Units] [Preferred Units] be delivered to the address specified below. Terms used above which are defined in the Partnership Agreement are used herein are defined therein.

Dated:
      ------------------------------

Name of Limited Partner or Preferred
Limited Partner:
                --------------------

Social Security or
Federal Employer ID Number:
                           -----------------


                                  -----------------------------------------
                                  (Signature of Limited Partner or Preferred
                                  Limited Partner)

                                  -----------------------------------------
                                  (Street Address)

                                  -----------------------------------------
                                  (City)            (State) (Zip Code)

                                  Signature Guaranteed by:

                                  ------------------------------------------

                     CORPORATE OFFICE PROPERTIES TRUST, L.P.

                                    EXHIBIT 3

                                       TO

                          LIMITED PARTNERSHIP AGREEMENT

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT